UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Braemar Hotels & Resorts Inc.
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2021 Proxy Statement
Annual Meeting of Stockholders

Tuesday, May 11, 2021
9:00 A.M., Central Time
Embassy Suites Near the Galleria
14021 Noel Road
Dallas, Texas 75240

March 30, 2021
Dear Stockholders of Braemar Hotels & Resorts Inc.:
On behalf of the Board of Directors of Braemar Hotels & Resorts Inc., I cordially invite you to attend the 2021 annual meeting of stockholders of the Company, which will be held at 9:00 A.M., Central Time, on Tuesday, May 11, 2021, at the Embassy Suites Near the Galleria 14021 Noel Road, Dallas, Texas 75240.
2020 was an extraordinary and unforgettable year. The COVID-19 pandemic brought incredible challenges, creating both social and economic disruption on an unprecedented level as well as a volatile landscape throughout the hospitality industry. Braemar’s leadership team has been steadfast in its commitment to protecting our stakeholders during this unprecedented time, and I am proud of our efforts to pivot the operations of our hotels, ensure the safety of our associates and guests, and maintain financial flexibility to position the Company for future success.
As the lodging industry recovery matures, we will remain focused on our liquidity and balance sheet management. We are hopeful that we can return to positive corporate cashflow later this year. Upon which, we will refocus our efforts in order to continue to execute on the Company’s strategy of investing in the luxury hotel sector and having the highest quality portfolio among all lodging REITs.
We encourage you to read this proxy statement carefully and to vote your proxy as soon as possible so that your shares will be represented at the meeting.
Sincerely,

Monty J. Bennett
Founder and Chairman of the Board

Notice of 2021 Annual Meeting of Stockholders
Meeting Date:	Tuesday, May 11, 2021

Meeting Time:	9:00 A.M., Central Time

Location:	Embassy Suites Near the Galleria 14021 Noel Road Dallas, Texas 75240
Agenda
1.	Election of eight directors;
2.	Advisory approval of our executive compensation;
3.	Ratification of the appointment of BDO USA, LLP as our independent auditor for 2021;
4.	Approval of Amendment No. 2 to our Second Amended and Restated 2013 Equity Incentive Plan; and
5.	Transaction of any other business that may properly come before the annual meeting.
Record Date
You may vote at the 2021 annual meeting of stockholders the shares of common stock of which you were a holder of record at the close of business on March 15, 2021.
Review your proxy statement and vote in one of four ways:
•	In person: Attend the annual meeting and vote by ballot.
•	By telephone: Call the telephone number and follow the instructions on your proxy card.
•	Via the internet: Go to the website address shown on your proxy card and follow the instructions on the website.
•	By mail: Mark, sign, date and return the enclosed proxy card in the postage paid envelope.
By order of the Board of Directors,

Deric S. Eubanks
Chief Financial Officer
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
March 30, 2021

2021 Proxy Statement i

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2021.

The Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2020, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, are available at www.bhrreit.com by clicking the “INVESTOR” tab, then the “FINANCIALS & SEC FILINGS” tab and then the “Annual Meeting Material” link.

ii	2021 Proxy Statement

SUMMARY
This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider in determining how to vote your shares of our common stock at the 2021 annual meeting of stockholders of the Company. We urge you to read the entire proxy statement before you vote. This proxy statement or the Notice of Internet Availability of Proxy Materials was first made available to stockholders on or about March 30, 2021.
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Braemar Hotels & Resorts Inc. of proxies to be voted at our 2021 annual meeting of stockholders.
In this proxy statement:
•
“we,” “our,” “us,” “Braemar,” and the “Company” each refers to Braemar Hotels & Resorts Inc., a Maryland corporation and real estate investment trust (“REIT”), which has shares of its common stock, par value $0.01 per share, listed for trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “BHR”;

•	“Annual Meeting” refers to the 2021 annual meeting of stockholders of the Company;
•	“Ashford Trust” refers to Ashford Hospitality Trust, Inc. (NYSE: AHT), a Maryland corporation and REIT from which we were spun off in November 2013;
•	“Ashford Inc.” refers to Ashford Inc. (NYSE American: AINC), a Nevada corporation;
•	“Ashford LLC” refers to Ashford Hospitality Advisors LLC, a Delaware limited liability company and a subsidiary of Ashford Inc.;
•	“Board” or “Board of Directors” refers to the Board of Directors of Braemar Hotels & Resorts Inc.;
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•
“Premier” refers to Premier Project Management LLC, a Maryland limited liability company and a subsidiary of Ashford LLC. On August 8, 2018, Ashford Inc. completed its acquisition of Premier, the business of which was formerly owned by Remington Lodging (as defined below). As a result, Ashford Inc. (through its indirect subsidiary, Premier) provides us with project management services, including construction management, interior design, architectural services, and the purchasing, expediting, warehousing coordination, freight management and supervision of installation of fixtures, furniture, furnishings and equipment and related services;

•
“Remington Lodging” refers to Remington Lodging & Hospitality, LLC, a Delaware limited liability company and hotel management company that was owned by Mr. Monty J. Bennett, our Chairman of the Board, and his father, Mr. Archie Bennett, Jr., Chairman Emeritus of Ashford Trust before its acquisition by Ashford Inc. on November 6, 2019. “Remington Hotels” refers to the same entity after the acquisition was completed, resulting in Remington Lodging & Hospitality, LLC becoming a subsidiary of Ashford Inc.;

•	“SEC” refers to the U.S. Securities and Exchange Commission; and
•	“Securities Act” refers to the Securities Act of 1933, as amended.
Ashford Inc. and Ashford LLC together serve as our external advisor. In this proxy statement, we refer to Ashford Inc. and Ashford LLC collectively as our “advisor.”

2021 Proxy Statement 1

Annual Meeting of Stockholders
Time and Date	Record Date
9:00 A.M., Central Time, May 11, 2021	March 15, 2021
Place	Number of Common Shares Eligible to Vote at the Annual Meeting as of the Record Date
Embassy Suites Near the Galleria 14021 Noel Road Dallas, Texas 75240	41,124,073
We intend to hold the Annual Meeting in person. However, we are sensitive to concerns related to public health and travel and are monitoring the protocols that federal, state, and local governments may recommend or require in light of the COVID-19 pandemic. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). In the event we determine it is necessary or appropriate to take additional steps regarding how we conduct the Annual Meeting, we will announce this decision in advance, and details will be posted on our website and filed with the SEC.
Voting Matters
Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	✔ For each director nominee	6
Advisory Approval of Our Executive Compensation	✔ For	40
Ratification of Appointment of BDO USA, LLP	✔ For	41
Approval of Amendment No. 2 to the Second Amended and Restated 2013 Equity Incentive Plan	✔ For	42
Board Nominees
The following table provides summary information about each director nominee. All directors of the Company are elected annually and, in an uncontested election, by a majority of the votes cast at the Company’s annual meeting of stockholders.
Name; Age	Director Since	Principal Occupation	Committee Memberships*				Other U.S. Public Company Boards
			A	CC	NCG	RPT
Monty J. Bennett, 55	2013	Chairman and CEO of Ashford Inc.; Chairman of Ashford Trust					Ashford Inc.; Ashford Trust
Stefani D. Carter, 43 (L)	2013	Shareholder at Ferguson Braswell Fraser Kubasta PC					Wheeler Real Estate Investment Trust
Candace Evans, 66	2019	Founder and Publisher of CandysDirt.com
Kenneth H. Fearn, Jr., 55 (F)	2016	Founder and Managing Partner of Integrated Capital LLC
Curtis B. McWilliams, 65 (F)	2013	Retired President and CEO of CNL Real Estate Advisors, Inc.					Ardmore Shipping Corporation; Modiv Inc.
Matthew D. Rinaldi, 45	2013	General Counsel of Qantas Healthcare Management, LLC and its affiliated medical facilities
Richard J. Stockton, 50	2020	CEO and President of Braemar Hotels & Resorts Inc.
Abteen Vaziri, 42 (F)	2017	Managing Director of Brevet Capital Management

2	2021 Proxy Statement

*
Reflects current committee membership of current directors standing for re-election only and is not intended to imply any future committee membership after the election of our directors at the Annual Meeting. The Board, in consultation with the Nominating and Corporate Governance Committee, will determine the appropriate committee membership for the forthcoming year after the completion of the Annual Meeting.

A: Audit Committee
NCG: Nominating and Corporate Governance Committee
CC: Compensation Committee
RPT: Related Party Transactions Committee
(L): Lead Director
(F): Audit Committee financial expert
(C): Chairperson
Summary of Director Diversity and Experience
Our Board embodies a broad and diverse set of experiences, qualifications, attributes and skills. Below is a brief summary of some of the attributes, skills and experience of our director nominees. For a more complete description of each director nominee’s qualifications, please see their biographies starting on page 7.

2021 Proxy Statement 3

Corporate Governance Highlights
We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to the strong performance of the Company and creating long-term stockholder value. Our governance framework gives our independent directors the structure necessary to provide oversight, direction, advice and counsel to the management of the Company. This framework is described in more detail in our Corporate Governance Guidelines and codes of conduct, which can be found on our website at www.bhrreit.com by clicking the “INVESTOR” tab, then the “CORPORATE GOVERNANCE” tab and then the “Governance Documents” link.
Set forth below is a summary of our corporate governance framework.

Board Independence
•	All directors except Mr. Monty J. Bennett, our Chairman, and Mr. Richard J. Stockton, our President and Chief Executive Officer, are independent

Board Committees
•	We have four standing Board committees:
	•	Audit Committee
	•	Compensation Committee
	•	Nominating and Corporate Governance Committee
	•	Related Party Transactions Committee
•	All committees are composed entirely of independent directors
•	All three Audit Committee members are “financial experts”

Leadership Structure
•	Chairman of the Board separate from CEO
•	Independent and empowered lead independent director (“Lead Director”) with broadly defined authority and responsibilities

Risk Oversight
•	Regular Board review of enterprise risk management and related policies, processes and controls
•	Board committees exercise oversight of risk for matters within their purview

Open Communication
•	We encourage open communication and strong working relationships among the Lead Director, Chairman, CEO and other directors and officers
•	Our directors have direct access to our officers and management and employees of our advisor

4	2021 Proxy Statement

Stock Ownership
•	Stock ownership and equity award retention guidelines for directors and executives
	•	Our directors should own shares of granted common stock in excess of 3x the annual Board retainer fee
	•	Our CEO should own shares of granted common stock in excess of 3x his annual base salary
	•	Our other executive officers should own shares of granted common stock in excess of 1.5x his or her annual base salary from our advisor
	•	Our directors and executive officers are permitted to sell vested stock awards only if the required ownership levels described above have been met and only to the extent thereof
•	Comprehensive insider trading policy
•	Prohibitions on hedging and pledging transactions

Accountability to Stockholders
•	Directors elected by majority vote in uncontested director elections
•	We have a non-classified Board and elect every director annually
•	We have adopted proxy access (stockholders may include nominees in our proxy materials)
•	We do not have a stockholder rights plan
•	We have opted out of the Maryland Business Combination Act and Maryland Control Share Acquisition Act (which had provided certain takeover defenses)
•	We have not elected to be subject to the provisions of the Maryland Unsolicited Takeover Act which would permit our Board to classify itself without a stockholder vote
•	Stockholders holding a stated percentage of our outstanding voting shares may call special meetings of stockholders
•	Board receives regular updates from management regarding interaction with stockholders and prospective investors

Board Practices
•	Robust annual Board and committee self-evaluation process
•	Mandatory director retirement at age 70 unless waived by the Board
•	Balanced and diverse board composition
•	Limits on outside public company board service

Conflicts of Interest
•	Matters relating to our advisor or any other related party are subject to the approval of the majority of our independent directors or Related Party Transactions Committee members

2021 Proxy Statement 5

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
All of our directors are elected annually by our stockholders. Our Nominating and Corporate Governance Committee has recommended, and our Board has nominated, for election eight persons, all of whom currently serve as directors of the Company. Each of the persons nominated as director who receives a majority vote at the Annual Meeting will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.
Under the terms of our charter and bylaws, in uncontested elections of directors of our Company, a nominee is elected as a director by the affirmative vote of a majority of the votes cast in the election for that nominee (with abstentions and broker non-votes not counted as a vote cast either for or against that director’s election), at the meeting of stockholders at which such election occurs. Under our Corporate Governance Guidelines, if an incumbent director who is a nominee for reelection does not receive the affirmative vote of the holders of a majority of the shares of common stock so voted for such nominee, such incumbent director must promptly tender his or her resignation as a director, for consideration by the Nominating and Corporate Governance Committee of the Board and ultimate decision by the Board. The Nominating and Corporate Governance Committee will promptly consider any such tendered resignation and will make a recommendation to the Board as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign. Any incumbent director whose tendered resignation is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or the Board regarding such tendered resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept, reject or take other action with respect to any such tendered resignation. Within 90 days after the date on which certification of the stockholder vote on the election of directors is made, the Board will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation. If any incumbent director’s tendered resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death or resignation.
Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for each of the eight nominees for director, as well as the month and year each nominee first began his or her service on the Board. For a discussion of such person’s beneficial ownership of our common stock, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement.
If any nominee becomes unable to stand for election as a director, an event that the Board does not presently expect, the Board reserves the right to nominate substitute nominees prior to the Annual Meeting. In such a case, the Company will file an amended proxy statement that will identify the substitute nominees, disclose whether such nominees have consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominees as may be required under the Exchange Act.

6	2021 Proxy Statement

The Board unanimously recommends a vote FOR all nominees.
Nominees for Election as Directors
MONTY J. BENNETT
Age: 55 Chairman since 2013
Mr. Monty J. Bennett has served as Chairman of our Board of Directors since April 2013, and also served as Chief Executive Officer of the Company from April 2013 to November 2016. He has served as the Chief Executive Officer and Chairman of the board of directors of Ashford Inc. since November 2014. Mr. Bennett has also served on Ashford Trust’s board of directors since May 2003 and served as its Chief Executive Officer from that time until February 2017. Effective in January 2013, Mr. Bennett was appointed as the Chairman of the board of directors of Ashford Trust. Prior to January 2009, Mr. Bennett served as Ashford Trust’s President. Mr. Bennett currently serves as the chair of Ashford Trust’s acquisitions committee. Mr. Bennett joined Remington Lodging in 1992 and has served in several key positions, such as Chief Executive Officer, President, Executive Vice President, Director of Information Systems, General Manager and Operations Director.

Mr. Bennett holds a Master’s degree in Business Administration from the S.C. Johnson Graduate School of Management at Cornell University and a Bachelor of Science degree with distinction from the Cornell School of Hotel Administration. He is a life member of the Cornell Hotel Society. He has over 25 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. He is a member of the American Hotel & Lodging Association’s Industry Real Estate Finance Advisory Council (IREFAC), and is on the Advisory Editorial board for GlobalHotelNetwork.com. He is also a member of the CEO Leadership Council for Fix the Debt, a non-partisan group dedicated to reducing the nation’s federal debt level and on the advisory board of Texans for Education Reform. Formerly, Mr. Bennett was a member of Marriott’s Owner Advisory Council and Hilton’s Embassy Suites Franchise Advisory Council.

Mr. Bennett is a frequent speaker and panelist for various hotel development and industry conferences, including the NYU Lodging Conference and the Americas Lodging Investment Summit conferences.

Experience, Qualifications, Attributes and Skills: Mr. Bennett’s extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as Chairman, his prior role as the Chief Executive Officer of the Company and his experience with, and knowledge of, the Company and its operations gained in those roles and in his role as Chairman and Chief Executive Officer of Ashford Inc., his prior role as Chief Executive Officer and his current role as the Chairman of Ashford Trust, are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company and as the Chairman of the Board.

2021 Proxy Statement 7

STEFANI D. CARTER
Age: 43 Director since 2013 Independent Lead Director Committees: • Nominating and Corporate Governance (chair) • Related Party Transactions
Ms. Carter has served as a member of the Board of Directors since November 2013 and currently serves as our Lead Director. She serves as chair of our Nominating and Corporate Governance Committee and as a member of our Related Party Transactions Committee. She also serves as a member and chair of the Board of Directors of Wheeler Real Estate Investment Trust (NASDAQ: WHLR), a commercial real estate investment company. Ms. Carter has been a practicing attorney since 2005, specializing in civil litigation, contractual disputes and providing general counsel and advice to small businesses and individuals. Ms. Carter is a litigation shareholder in the law firm of Ferguson Braswell Fraser Kubasta PC, a position she has held since October 2020. Ms. Carter previously served as Senior Counsel at the law firm of Estes Thorne & Carr PLLC since November 2017. From 2011 to November 2017, Ms. Carter served as a principal at the law firm of Stefani Carter & Associates, LLC. In addition, Ms. Carter served as an elected representative of Texas House District 102 in the Texas House of Representatives (the “Texas House”) between 2011 and 2015, serving as a member on several Texas House committees, including the Committee on Appropriations, the Energy Resources Committee, and the Select Committee on Criminal Procedure Reform during that period. Ms. Carter also served as a member and Vice-Chair of the Texas House Committee on Criminal Jurisprudence during that period. From 2008 to 2011, Ms. Carter was employed as an associate attorney at the law firm of Sayles Werbner, PC and from 2007 to 2008 was a prosecutor in the Collin County District Attorney’s Office. Prior to joining the Collin County District Attorney’s Office, Ms. Carter was an associate attorney at Vinson & Elkins LLP from 2005 to 2007. Ms. Carter has a Juris Doctor from Harvard Law School, a Master’s in Public Policy from Harvard University’s John F. Kennedy School of Government and a Bachelor of Arts in Government and a Bachelor of Journalism in News/Public Affairs from the University of Texas at Austin.

Experience, Qualifications, Attributes and Skills: Ms. Carter brings her extensive legal experience in advising and counseling clients in civil litigation and contractual disputes, as well as her many experiences as an elected official, to the Board of Directors. In addition, Ms. Carter brings her experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to her role as a director of the Company.

8	2021 Proxy Statement

CANDACE EVANS
Age: 66 Director since 2019 Independent Committees: • Compensation
Ms. Evans has served as a member of the Board of Directors since July 2019. She currently serves as a member of our Compensation Committee. Ms. Evans is an award-winning business journalist, entrepreneur, and editor since 1980 and is the Founder & Publisher of CandysDirt.com and SecondShelters.com, vertical business-to-business websites devoted to the North Texas real estate industry and vacation home sales market. Her unique sites, founded in 2011, are among the highest read in Texas for local real estate & breaking news. The award-winning content is published daily by a staff of editors, with a subscription base of over 33,000 people. Banner, display and native ad sales have increased more than 10% per year since the sites were founded. Ms. Evans is also a contributor to Forbes.com focusing on real estate. Ms. Evans has worked as an editor for DMagazine Partners, where she helped found the award-winning DHome Magazine in 2000. In addition, she conceived and created a successful real estate blog on the DMagazine URL in 2007-2010, DallasDirt.com. Prior to her long tenure at DMagazine, Ms. Evans worked for CBS News in New York, WBBM-TV in Chicago, KDFW-TV in Dallas, and has written for many publications in print and online, including Newsweek, Home, The Dallas Morning News, The Dallas Business Journal, D CEO, Modern Luxury Dallas, AOL Real Estate, Joel Kotkin’s The New Geography, Medical Economics, The Fort Worth Star Telegram, Adweek, Texas Business, and others.

Ms. Evans earned her M.S.J. from the Columbia University Graduate School of Journalism and her undergraduate degree at Wheaton College, and studied at Dartmouth College. She holds an active Texas real estate license.

Experience, Qualifications, Attributes and Skills: Ms. Evans brings her expertise and experience with the rapidly changing world of online journalism, social media, and real estate marketing, as well as her extensive research into luxury hotels and the high end luxury vacation home market, to the Board of Directors.

2021 Proxy Statement 9

KENNETH H. FEARN, JR.
Age: 55 Director since 2016 Independent Audit Committee Financial Expert Committees: • Related Party Transactions (chair) • Audit • Compensation
Mr. Fearn joined the Board of Directors in August 2016. He currently serves as chair of our Related Party Transactions Committee and as a member on our Audit Committee and Compensation Committee. Mr. Fearn is Founder and Managing Partner of Integrated Capital LLC, a private equity real estate firm with a focus on hospitality assets in markets across the United States. Prior to founding Integrated Capital in 2004, Mr. Fearn was Managing Director and Chief Financial Officer of Maritz, Wolff & Co., a private equity firm engaged in real estate acquisition and development from 1995 to 2004. Maritz, Wolff & Co. managed three private equity investment funds totaling approximately $500 million focused on acquiring luxury hotels and resorts. Prior to his tenure at Maritz, Wolff & Co., from 1993 to 1995, Mr. Fearn was with McKinsey & Company, a strategy management consulting firm, resident in the Los Angeles office, where he worked with Fortune 200 companies to address issues of profitability and develop business strategies. Prior to McKinsey & Company, he worked at JP Morgan & Company where he was involved with corporate merger and acquisition assignments. Mr. Fearn received a Bachelor of Arts in Political Science from the University of California, Berkeley and a Master of Business Administration from the Harvard University Graduate School of Business.

Mr. Fearn has served on the Marriott International Owner Advisory Board since 2006 and is an Entrepreneur in Residence at the Leland C. and Mary M. Pillsbury Institute for Hospitality Entrepreneurship at Cornell University. He also previously served as Chairman of the Board of Commissioners of the Community Redevelopment Agency of the City of Los Angeles as well as the board of directors of the Los Angeles Area Chamber of Commerce, where he was a member of the Executive Committee and the Finance Committee from 2005 to 2014.

Experience, Qualifications, Attributes and Skills: Mr. Fearn brings over 21 years of real estate and hospitality experience to the Board of Directors. During his career at Maritz, Wolff & Co. and Integrated Capital, he was involved in the acquisition of approximately $2 billion in hospitality assets and secured in excess of $2.5 billion in debt financing for hospitality asset acquisitions. His extensive contacts in the hospitality and commercial real estate lending industries will be beneficial in his service on the Board of Directors.

10	2021 Proxy Statement

CURTIS B. MCWILLIAMS
Age: 65 Director since 2013 Independent Audit Committee Financial Expert Committee: • Audit (chair)
Mr. McWilliams has served as a member of the Board of Directors since November 2013 and currently serves as chair of our Audit Committee. He also serves as the Non-Executive Chairman and director of Ardmore Shipping Corporation (NYSE: ASC) and as a director of Modiv Inc., a publicly registered, non-listed REIT. Mr. McWilliams retired from his position as President and Chief Executive Officer of CNL Real Estate Advisors, Inc. in 2010 after serving in such role since 2007. CNL Real Estate Advisors, Inc. provided advisory services relating to commercial real estate acquisitions and asset management and structured strategic relationships with U.S. and international real estate owners and operators for investments in commercial properties across a wide variety of sectors. From 1997 to 2007, Mr. McWilliams served as the President and Chief Executive Officer, as well as serving as a director from 2005 to 2007, of Trustreet Properties, Inc., which under his leadership became the then-largest publicly-traded restaurant REIT with over $3.0 billion in assets. Mr. McWilliams has over 20 years of experience with REITs and, during his career at CNL Real Estate Advisors, Inc., helped launch and then served as the President of two REIT joint ventures between CNL and Macquarie Capital and the external advisor for both such REITs. Mr. McWilliams previously served on the board of directors and as the Audit Committee Chairman of CNL Bank, a state bank in Florida, from 1999 to 2004. Mr. McWilliams also has approximately 14 years of investment banking experience at Merrill Lynch & Co., where he started as an associate and later served for several years as a Managing Director. Mr. McWilliams has a Master’s in Business Administration with a Concentration in Finance from the University of Chicago Graduate School of Business and a Bachelor of Science in Engineering in Chemical Engineering from Princeton University.

Experience, Qualifications, Attributes and Skills: Mr. McWilliams brings his business and management experience gained while serving as President and Chief Executive Officer of two different companies, including one NYSE-listed REIT, as well as his investment banking experience and his experience as a public company director and Audit Committee Chairman, to the Board of Directors. In addition, Mr. McWilliams brings his experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to his role as a director of the Company.

2021 Proxy Statement 11

MATTHEW D. RINALDI
Age: 45 Director since 2013 Independent Committees: • Compensation (chair) • Related Party Transactions
Mr. Rinaldi has served as a member of the Board of Directors since November 2013 and currently serves as chair of our Compensation Committee and as a member of our Related Party Transactions Committee. Mr. Rinaldi is a licensed attorney whose practice has focused on representing businesses in a broad range of complex commercial litigation and appellate matters, including securities class action lawsuits, director and officer liability, real estate, antitrust, insurance and intellectual property litigation. Mr. Rinaldi is the General Counsel of Qantas Healthcare Management, LLC and its affiliated medical facilities, a position he has held since June 2017. Mr. Rinaldi also served as an elected representative of Texas House District 115 in the Texas House from 2014 to 2019. Previously, Mr. Rinaldi served as Senior Counsel with the law firm of Dykema from July 2014 through June 2017. Mr. Rinaldi practiced law as a solo practitioner from November 2013 to July 2014 and served as counsel with the law firm of Miller, Egan, Molter & Nelson, LLP from 2009 to November 2013. Prior to joining Miller, Egan, Molter & Nelson, LLP, Mr. Rinaldi was an associate attorney at the law firm of K&L Gates LLP from 2006 to 2009 and an associate attorney at the law firm of Gibson, Dunn and Crutcher, LLP from 2001 to 2006, where he defended corporate officers and accounting firms in securities class action lawsuits and assisted with SEC compliance issues. Mr. Rinaldi has extensive experience in federal, state and appellate courts and has represented and counseled a broad spectrum of clients, including Fortune 500 companies, “Big Four” accounting firms and insurance companies, as well as small businesses and individuals. Mr. Rinaldi has a Juris Doctor, cum laude, from Boston University and a Bachelor of Business Administration in Economics, cum laude, from James Madison University.

Experience, Qualifications, Attributes and Skills: Mr. Rinaldi brings his extensive legal experience advising and counseling corporate officers of public companies and independent auditors in matters involving SEC compliance, director and officer liability and suits brought by stockholders and bondholders, as well as his experience in real estate, employment, insurance and intellectual property-related legal matters, to the Board of Directors. In addition, Mr. Rinaldi brings his experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to his role as a director of the Company.

12	2021 Proxy Statement

RICHARD J. STOCKTON
President and Chief Executive Officer Age: 50 Executive since 2016
Mr. Stockton was appointed to the Board of Directors in July 2020. He has served as our Chief Executive Officer since November 2016 and as President since April 2017. Prior to joining our Company, Mr. Stockton served as Global Chief Operating Officer for Real Estate at CarVal Investors, a subsidiary of Cargill Inc., with real estate investments in the United States, Canada, United Kingdom and France, beginning in 2015. He spent over 15 years at Morgan Stanley in real estate investment banking where he rose from Associate to Managing Director and regional group head. At Morgan Stanley, he was head of EMEA Real Estate Banking in London, executing business across Europe, the Middle East and Africa. He was also appointed co-head of the Asia Pacific Real Estate Banking Group, where he was responsible for a team across Hong Kong, Singapore, Sydney and Mumbai. He left Morgan Stanley in 2012 to become President & CEO-Americas for OUE Limited, a publicly listed Singaporean property company. Mr. Stockton is a frequent speaker and panelist at industry conferences and events. He is a dual citizen of the United States and the United Kingdom. Mr. Stockton received a Master’s of Business Administration degree in Finance and Real Estate from The Wharton School, University of Pennsylvania, and a Bachelor of Science degree from Cornell University, School of Hotel Administration.

Experience, Qualifications, Attributes and Skills: Mr. Stockton’s extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as President and Chief Executive Officer of the Company and his experience with, and knowledge of, the Company and its operations gained in such role are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company.

ABTEEN VAZIRI
Age: 42 Director since 2017 Audit Committee Financial Expert Independent Committees: • Audit • Nominating and Corporate Governance
Mr. Vaziri has served as a member of the Board of Directors since October 2017. He currently serves as a member of our Audit Committee and our Nominating and Corporate Governance Committee. Mr. Vaziri has worked in all aspects of evaluating hotel assets, from evaluating investments in the hospitality, gaming, and lodging industries to analyzing the development of hotels, the evaluation of hotel F&B operations and analyzing and executing traditional and EB-5 hotel financings. Mr. Vaziri currently serves as a Managing Director at Brevet Capital Management, a position he has held since June 2018. Mr. Vaziri currently manages the real estate fund within the Brevet umbrella with around $280 million in real estate assets. Mr. Vaziri procures, structures, and helps underwrite real estate assets in the portfolio. Mr. Vaziri also leads several efforts at the fund which include the EB-5 financing business, mezzanine and bridge lending of new construction loans, historical tax credit bridging, the infrastructure initiative, and exploring the launch of an opportunity zone fund within the Brevet umbrella. Mr. Vaziri served as a director at Greystone & Co, an institutional real estate lender, where Mr. Vaziri helped build Greystone’s EB-5 real estate financing platform from the ground up. Mr. Vaziri earned a Bachelor of Science in Computer Science at the University of Texas at Dallas and a Masters of Business Administration in Finance from the Cox School of Business at Southern Methodist University. Mr. Vaziri also obtained a Juris Doctor degree from Fordham University School of Law with a concentration in Finance and Business Law.

Experience, Qualifications, Attributes and Skills: Mr. Vaziri brings his familiarity with the hotel industry, his real estate experience, and his experience as a director of an institutional real estate lender to the Board. He also has significant experience in strategic planning, accounting, finance and risk management.

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Summary of Director Qualifications, Skills, Attributes and Experience
Our Nominating and Corporate Governance Committee and the full Board believe a complementary mix of diverse qualifications, skills, attributes and experiences will best serve the Company and its stockholders. The summary of our directors’ qualifications, skills, attributes and experiences that appears below, and the related narrative for each director nominee appearing in the directors’ biographies above, notes some of the specific experience, qualifications, attributes and skills for each director that the Board considers important in determining that each nominee should serve on the Board in light of the Company’s business, structure and strategic direction. The absence of a checkmark for a particular skill does not mean the director in question is unable to contribute to the decision-making process in that area.

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CORPORATE GOVERNANCE
The Board is committed to corporate governance practices that promote the long-term interests of our stockholders. The Board regularly reviews developments in corporate governance and updates the Company’s corporate governance framework, including its corporate governance policies and guidelines, as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that comply with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website, which includes key information about our corporate governance initiatives including our Corporate Governance Guidelines, charters for the committees of the Board, our Code of Business Conduct and Ethics and our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The corporate governance section can be found on our website at www.bhrreit.com by clicking the “INVESTOR” tab, then the “CORPORATE GOVERNANCE” tab and then the “Governance Documents” link.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to each of our directors and officers and employees. The term “officers and employees” includes individuals who: (i) are employed directly by us, if any (we do not currently employ any employees); or (ii) are employed by our advisor or its subsidiaries and: (a) have been named one of our officers by our Board; or (b) have been designated as subject to the Code of Business Conduct and Ethics by the legal department of our advisor. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
•	full, fair, accurate, timely and understandable disclosure in our reports filed with the SEC and our other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code;
•	protection of Company assets, including corporate opportunities and confidential information; and
•	accountability for compliance to the code.
Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by the Board or one of the Board committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.
Board Leadership Structure
The Board regularly considers the optimal leadership structure for the Company and its stockholders. In making decisions related to our leadership structure, the Board considers many factors, including the specific needs of the Company in light of its current strategic initiatives and the best interests of stockholders.
To further minimize the potential for future conflicts of interest, our bylaws and our Corporate Governance Guidelines, as well as the NYSE rules applicable to its listed companies, require that the Board must maintain a majority of independent directors at all times, and our Corporate Governance Guidelines require that if the Chairman of the Board is not an independent director, at least two-thirds of the directors must be independent. Currently, all of our directors other than Messrs. Monty J. Bennett and Richard J. Stockton are independent directors. The Board must also comply with each of our conflict of interest policies discussed in “Certain Relationships and Related Person Transactions—Conflict of Interest Policies.” Our bylaw provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent Board and ensure independent director input and control over matters involving potential conflicts of interest.

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In 2019, the Board appointed Ms. Stefani D. Carter to serve as the lead independent director for a one-year term. In 2020, our Board re-approved Ms. Carter to serve as the lead independent director for an additional one-year term. Under our Corporate Governance Guidelines, the Lead Director has the following duties and responsibilities:
•	preside at all executive sessions of the independent or non-employee directors of the Company;
•	advise the Chairman of the Board and the Chief Executive Officer of decisions reached and suggestions made at meetings of independent directors or non-employee directors of the Company;
•	serve as liaison between the Chairman of the Board and the independent directors;
•	approve information sent to the Board;
•	approve meeting agendas for the Board;
•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	authorize the calling of meetings of the independent directors; and
•	if requested by major stockholders, be available for consultation and direct communication.
The Board believes that our leadership structure provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.
Board Role
Subject to the advisory agreement entered into by the Company, Ashford Inc., Braemar Hospitality Limited Partnership, Braemar TRS Corporation and Ashford LLC, as amended from time to time (the “advisory agreement”), the business and affairs of the Company are managed by or under the direction of the Board in accordance with Maryland law. The Board provides direction to, and oversight of, management of the Company. In addition, the Board establishes the strategic direction of the Company and oversees the performance of the Company’s business, management and the employees of our advisor who provide services to the Company. Subject to the Board’s supervision, our advisor is responsible for the day-to-day operations of the Company and to make available appropriate personnel with sufficient experience to serve as executive officers of the Company. The management of the Company is responsible for presenting business objectives, opportunities and/or strategic plans to our Board for review and approval and for implementing the Company’s strategic direction and the Board’s directives.
Strategy
The Board recognizes the importance of ensuring that our overall business strategy is designed to create long-term value for our stockholders and maintains an active oversight role in formulating, planning and implementing the Company’s strategy. The Board regularly considers the progress of, and challenges to, the Company’s strategy and related risks throughout the year. At each regularly-scheduled Board meeting, the management and the Board discuss strategic and other significant business developments since the last meeting and the Board considers, recommends and approves changes in strategies for the Company.
Risk Oversight
Our full Board has ultimate responsibility for risk oversight, but the committees of our Board help oversee risk in areas over which they have responsibility. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board and the Board committees receive regular updates related to various risks for both our Company and our industry. Our Board has received regular updates from the management team on the COVID-19 pandemic and is involved in strategy decisions related to the impact of the COVID-19 pandemic on our business. The Audit Committee regularly receives and discusses reports from members of management who are involved in the risk assessment and risk management functions of our Company. The Compensation Committee annually reviews the overall structure of our equity compensation programs to ensure that those programs do not encourage executives to take unnecessary or excessive risks.

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Succession Planning
The Board, acting through the Nominating and Corporate Governance Committee, has reviewed and concurred in a management succession plan, developed by our advisor in consultation with the Chairman, to ensure continuity in senior management. This plan, on which the Chief Executive Officer is to report to the Board from time to time, addresses:
•	emergency Chief Executive Officer succession;
•	Chief Executive Officer succession in the ordinary course of business; and
•	succession for the other members of senior management.
The plan also includes an assessment of senior management experience, performance, skills and planned career paths.
Board Refreshment
In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee also focuses on director succession and tenure. For example, our bylaws and Corporate Governance Guidelines provide that individuals who would be 70 years of age at the time of their election may not serve on our Board unless the Board waives such limitation. Upon attaining age 70 while serving as a director of the Company and annually thereafter, an individual must tender a letter of proposed retirement from our Board effective at the expiration of such individual’s current term, and our Board may accept the retirement of the director or request such director to continue to serve as a director. Over the last two years, our Board has undergone significant refreshment, resulting in lower average tenure, younger average age and broadened diversity of background.
Director Nomination Procedures by the Company
The Nominating and Corporate Governance Committee recommends qualified candidates for Board membership based on the following criteria:
•
integrity, experience, achievements, judgment, intelligence, competence, personal character, expertise, skills, knowledge useful to the oversight of the Company’s business, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood of a sustained period of service on the Board;

•	business or other relevant experience; and
•
the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the Company.

In connection with the merit-based selection of nominees for director, the Board has regard for the need to consider director candidates from different and diverse backgrounds, including sex, race, color, ethnicity, age and geography. Consideration will also be given to the Board’s desire for an overall balance of professional diversity, including background, experience, perspective, viewpoint, education and skills. In early 2018, our Board approved specific amendments to the “Selection of Directors” section of the Corporate Governance Guidelines to more specifically include diversity of sex, race, color, ethnicity, age and geography when considering director candidates. The Board, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, is responsible for selecting the director nominees for election by the stockholders and for appointing directors to the Board between annual meetings to fill vacancies, with primary emphasis on the criteria set forth above. The Board and the Nominating and Governance Committee assess the effectiveness of the Board’s diversity efforts as part of the annual Board evaluation process.
Stockholder Nominations
Our bylaws permit stockholders to nominate candidates for election as directors of the Company at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by providing a written notice to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas

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75254. Stockholder nomination notices and the accompanying certificate, as described below, must be received by the Corporate Secretary not earlier than February 10, 2022 and not later than 5:00 p.m., Eastern time, on March 12, 2022 for the nominated individuals to be considered for candidacy at the 2022 annual meeting of stockholders. Such nomination notices must include all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC’s proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder nominating such proposed nominee and certain persons associated with such stockholder, and must be accompanied by a certificate of the nominating stockholder as to certain matters, all as prescribed in the Company’s bylaws. A detailed description of the information required to be included in such notice and the accompanying certificate is included in the Company’s bylaws. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of the notice and certificate to comply fully with the requirements of the Company’s bylaws in such regard will result in the stockholder nomination being invalid and the election of the proposed nominee as a director of the Company not being voted on at the pertinent annual meeting of stockholders.
Since August 3, 2016, our bylaws have provided that if a holder or a group of up to 20 holders having held at least 3% of the Company’s common stock outstanding as of the most recent date for which such amount has been given in any filing by the Company with the SEC prior to the submission of the nomination notice, as described below, continuously for a period of at least three consecutive years immediately preceding the submission of the nomination notice may nominate an individual for election at any annual meeting of stockholders in accordance with such bylaw provision and the Company will include such nominated individual in the Company’s proxy statement for that annual meeting and on the Company’s form of proxy and the ballot for that annual meeting as a nominee for election as a director of the Company at an annual meeting. The Company will not, however, be required to include in its proxy statement or on its proxy card or a ballot more stockholder nominees under this provision of the bylaws than the greater of (i) two nominees and (ii) that number of nominees equaling 20% of the total number of directors of the Company on the last day of which a nomination notice under such provision may be submitted to the Company (rounded down to the nearest whole number). Our bylaws set forth procedures for choosing among stockholder nominees if the number of stockholder nominees validly nominated under such provision of the bylaws exceeds the maximum number of nominees as described above. The nomination notices nominating stockholder nominees must contain all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC’s proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder or stockholders nominating such proposed nominee and certain persons associated with such persons and contain certain representations and warranties of such stockholder or stockholders in a nominating group, all as set forth in the Company’s bylaws, and be accompanied by written agreements of the nominating stockholder or stockholders and the stockholder nominee containing provisions as prescribed by the Company’s bylaws. The Company’s bylaws describe in detail the information required to be included, and the representations and warranties to be made, in such nomination notice and the provisions to be contained in the accompanying agreements. In addition, a stockholder or the stockholders in a group proposing to nominate an individual to stand for election pursuant to this bylaw provision must file a Schedule 14N with the SEC in accordance with the SEC’s proxy rules. Stockholder nomination notices and the accompanying agreements must be received by the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254, not earlier than November 30, 2021 and not later than 5:00 p.m., Eastern time, on December 30, 2021 for the nominated individuals to be eligible for inclusion in the Company’s proxy statement and on its proxy card and the ballot for the 2022 annual meeting of stockholders. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of a nomination notice and the accompanying agreements to comply fully, or of a relevant party to otherwise comply fully, with the applicable requirements of the Company’s bylaws will result in the stockholder nomination being invalid and the proposed nominee not being eligible for inclusion in the Company’s proxy statement and on its proxy card and the ballot for the 2022 annual meeting of stockholders.

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Stockholder and Interested Party Communication with Our Board of Directors
Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Stockholders’ and other interested parties’ letters are reviewed by Company personnel based on criteria established and maintained by our Nominating and Corporate Governance Committee, which includes filtering out improper or irrelevant topics such as solicitations.
Director Orientation and Continuing Education
The Board and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance policies and practices and other key policies and practices through a review of background material and meetings with senior management. The Board also recognizes the importance of continuing education for directors and is committed to providing education opportunities in order to improve both the Board’s and its committees’ performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.
Director Retirement Policy
Upon attaining the age of 70 and annually thereafter, as well as when a director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, a director will tender a letter of proposed retirement or resignation, as applicable, from the Board to the chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will review the director’s continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.
Hedging and Pledging Policies
Pursuant to our Corporate Governance Guidelines, we maintain a policy that prohibits our directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to Company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving Company securities and engaging in hedging transactions.

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BOARD OF DIRECTORS AND COMMITTEES
Our business is managed through the oversight and direction of the Board. Members of the Board are kept informed of our business through discussions with the Chairman of the Board, Chief Executive Officer, Lead Director and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
The Board has retained Ashford Inc. and Ashford LLC to manage our operations and asset manage our portfolio of hotels, subject to the Board’s oversight and supervision and the terms and conditions of the advisory agreement. Because of the conflicts of interest created by the relationships among us, Ashford Trust, Ashford Inc. and any other related party, and each of their respective affiliates, many of the responsibilities of the Board have been delegated to our independent directors, as discussed below and under “Certain Relationships and Related Person Transactions—Conflict of Interest Policies.”
During the year ended December 31, 2020, the Board held 11 regular meetings and held two executive sessions of our non-management directors. The non-management directors must hold at least two regularly scheduled meetings per year without management present. All of our incumbent directors standing for re-election attended, in person or by telephone, at least 75% of all meetings of the Board and committees on which such director served, held during the period for which such person was a director or was a member of such committees, as applicable, in 2020.
Board Member Independence
The Board determines the independence of our directors in accordance with our Corporate Governance Guidelines and Section 303A.02 of the NYSE Listed Company Manual, which requires an affirmative determination by our Board that the director has no material relationship with us that would impair his or her independence. In addition, Section 303A.02(b) of the NYSE Listed Company Manual sets forth certain tests that, if any of them is met by a director automatically disqualifies that director from being independent from management of our Company. Moreover, our Corporate Governance Guidelines provide that if any director receives, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from the Company, exclusive of director and committee fees, he or she will not be considered independent. Our Corporate Governance Guidelines also provide that at all times that the Chairman of the Board is not an independent director, at least two-thirds of the members of the Board should consist of independent directors. The full text of our Board’s Corporate Governance Guidelines can be found on our website at www.bhrreit.com by clicking the “INVESTOR” tab, then the “CORPORATE GOVERNANCE” tab and then the “Governance Documents” link.
Following deliberations, the Board has affirmatively determined that, with the exception of Mr. Monty J. Bennett, our Chairman, and Mr. Richard J. Stockton, our President and Chief Executive Officer, each nominee for election as a director of the Company is independent of Braemar and its management and has been such during his or her term as a director commencing with the annual meeting of stockholders of the Company held on May 14, 2020 under the standards set forth in our Corporate Governance Guidelines and the NYSE Listed Company Manual, and our Board has been since that date and is comprised of a majority of independent directors, as required by Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein means such director satisfies both the standards set forth in our Corporate Governance Guidelines and the NYSE independence tests.
In addition, each current member of our Audit Committee and our Compensation Committee has been determined by the Board to be independent and to have been independent at all pertinent times under the heightened independence standards applicable to members of audit committees of board of directors and to members of compensation committees of board of directors of companies with equity securities listed for trading on the NYSE and under the rules of the SEC under the Exchange Act and that each nominee for election as a director of the Company at the Annual Meeting is independent under those standards.
In making the independence determinations with respect to our current directors, the Board examined all relationships between each of our directors or their affiliates and Braemar or its affiliates. The Board determined that none of these transactions impaired the independence of the directors involved.
Board Committees and Meetings
Historically, the standing committees of the Board have been the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In 2016, the Board added the Related Party Transactions Committee as a standing committee of the Board. Each of the Audit Committee, the Compensation Committee and

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the Nominating and Corporate Governance Committee is governed by a written charter that has been approved by the Board. A copy of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee charters can be found on our website at www.bhrreit.com by clicking the “INVESTOR” tab, then the “CORPORATE GOVERNANCE” tab and then the “Governance Documents” link. The committee members of each active committee and a description of the principal responsibilities of each such committee follows:
	Audit	Compensation	Nominating and Corporate Governance	Related Party Transactions
Stefani D. Carter			Chair	✔
Candace Evans		✔
Kenneth H. Fearn, Jr.	✔	✔		Chair
Curtis B. McWilliams	Chair
Matthew D. Rinaldi		Chair		✔
Abteen Vaziri	✔		✔

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Audit Committee
Current Members:	Curtis B. McWilliams (chair), Kenneth H. Fearn, Jr. and Abteen Vaziri
Independence
All of the members of the Audit Committee have been determined by our Board to be independent at all pertinent times, including under the heightened independence standards for members of audit committees of boards of directors.

Number of Meetings in 2020:	5
Key Responsibilities	•	Evaluate the performance, qualifications and independence of the independent auditor;
	•	review with the independent auditor and the Chief Financial Officer and controller the audit scope and plan;
	•	approve in advance all audit and non-audit engagement fees;
	•	if necessary, to appoint or replace our independent auditor;
	•	meet to review with management and the independent auditor the annual audited and quarterly financial statements;
	•	recommend to our Board whether the Company’s financial statements should be included in the Annual Report on Form 10-K;
	•	prepare the audit committee report that the SEC rules and regulations require to be included in the Company’s annual proxy statement;
•
discuss with management the Company’s major financial risk exposures and management’s policies on financial risk assessment and risk management, including steps management has taken to monitor and control such exposures;

	•	annually review the effectiveness of the internal audit function;
•
review with management the Company’s disclosure controls and procedures and internal control over financial reporting, and review the effectiveness of the Company’s system for monitoring compliance with laws and regulations, including the Company’s code of conduct and cybersecurity; and

	•	evaluate its own performance and deliver a report to the Board setting forth the results of such evaluation.
Each of Mr. McWilliams, Mr. Fearn and Mr. Vaziri qualifies as an “audit committee financial expert,” as defined by the applicable rules and regulations of the Exchange Act. All of the members of our Audit Committee on and after January 1, 2020 are “financially literate” under the NYSE listing standards.

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Compensation Committee
Current Members:	Matthew D. Rinaldi (chair), Candace Evans and Kenneth H. Fearn, Jr.
Independence
All of the members of the Compensation Committee have been determined by our Board to be independent at all pertinent times, including under the heightened standards for members of the compensation committees of boards of directors.

Number of Meetings in 2020:	2
Key Responsibilities	•	Review the Company’s equity compensation programs to ensure the alignment of the interests of key leadership with the long term interests of stockholders;
	•	either as a committee or together with the other independent directors (as directed by our Board), determine and approve the Chief Executive Officer’s and Chairman of our Board’s equity compensation;
	•	make recommendations to our Board with respect to the equity compensation of executive officers;
	•	review the performance of our officers;
	•	review and approve the officer compensation plans, policies and programs;
	•	annually review the compensation paid to non-employee directors for service on our Board and make recommendations to our Board regarding any proposed adjustments to such compensation;
	•	prepare an annual report on executive compensation for the Company’s annual proxy statement; and
	•	administer the Company’s equity incentive plan.
The Compensation Committee has the authority to retain and terminate any compensation consultant to assist it in the evaluation of officer compensation, or to delegate its duties and responsibilities to one or more subcommittees as it deems appropriate. In 2020, the Compensation Committee retained Gressle & McGinley LLC (“Gressle & McGinley”) as its independent compensation consultant. Gressle & McGinley provided competitive market data to support the Compensation Committee’s decisions on the value of equity to be awarded to our named executive officers. Gressle & McGinley has not performed any other services for the Company and performed its services only on behalf of, and at the direction of, the Compensation Committee. Our Compensation Committee reviewed the independence of Gressle & McGinley in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from management of the Company and has no conflicts of interest relating to its engagement by our Compensation Committee.

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Nominating and Corporate Governance Committee
Current Members:	Stefani D. Carter (chair) and Abteen Vaziri
Independence	All of the members of the Nominating and Corporate Governance Committee have been determined by our Board to be independent at all pertinent times.
Number of Meetings in 2020:	1
Key Responsibilities	•	Assess, develop and communicate with our Board for our Board’s approval the appropriate criteria for nominating and appointing directors;
	•	recommend to our Board the director nominees for election at the next annual meeting of stockholders;
	•	identify and recommend candidates to fill vacancies on our Board occurring between annual stockholder meetings;
	•	when requested by our Board, recommend to our Board director nominees for each committee of our Board;
•
develop and recommend to our Board our Corporate Governance Guidelines and periodically review and update such Corporate Governance Guidelines as well as make recommendations concerning changes to the charters of each committee of our Board;

	•	perform a leadership role in shaping our corporate governance; and
	•	oversee a self-evaluation of our Board.
Related Party Transactions Committee
Members:	Kenneth H. Fearn, Jr. (chair), Stefani D. Carter and Matthew D. Rinaldi
Number of Meetings in 2020:	5
Key Responsibilities	•
Review any transaction in which our officers, directors, Ashford Inc. or Ashford Trust or their officers, directors or respective affiliates have an interest, including any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny any proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to independent directors on past approved related party transactions.

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Director Compensation
Each of our non-employee directors (other than our Chairman, Mr. Monty J. Bennett) is paid an annual base cash retainer of $55,000, and an additional fee of $2,000 for each Board or committee meeting that he or she attends in person (in a non-committee chairperson capacity), $3,000 for each committee meeting that he or she attends as committee chairperson, and $500 for each Board or committee meeting that he or she attends via teleconference. Non-employee directors (other than Mr. Bennett) serving in the following capacities also receive the additional annual cash retainers set forth below:
Capacity	Additional Annual Retainer
Lead Director	$25,000
Audit Committee Chairperson	$25,000
Audit Committee Member (Non-Chairperson)	$5,000
Compensation Committee Chairperson	$15,000
Nominating and Corporate Governance Committee Chairperson	$10,000
Related Party Transactions Committee Chairperson	$15,000
Related Party Transactions Committee Member (Non-Chairperson)	$10,000
Non-employee directors may also be paid additional cash retainers from time to time for service on special committees. Officers receive no additional compensation for serving on the Board. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board.
In addition, on the date of the first meeting of the Board of Directors following each annual meeting of stockholders at which a non-employee director is initially elected or re-elected to our Board of Directors or as soon as reasonably practicable thereafter, each non-employee director (other than Mr. Bennett) receives a grant of shares of our common stock or, at the election of each director, long-term incentive partnership units (“LTIP units”) in Braemar Hospitality Limited Partnership (“Braemar OP”), which are issued under our Second Amended and Restated 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”) and are fully vested immediately. Vested LTIP units, upon achieving parity with the common units of Braemar OP, are convertible into common partnership units of Braemar OP at the option of the grantee. Common partnership units are redeemable for cash or, at our option, convertible into shares of our common stock on a one-for-one basis.
Beginning in fiscal 2018, we adopted a policy that sets the size of the shares/units grant in three-year cycles by establishing a grant size in the first year of the cycle as a fixed number of shares/units to be granted annually. In 2018, the Board established an annual grant amount for the 2018-2020 cycle of 5,700 shares/units, worth approximately $60,000 as of the date of determination in 2018. Therefore, in each of fiscal 2018, 2019, and 2020, each non-employee director received a grant of 5,700 shares of fully vested common stock or LTIP units. In 2021, the annual grant will be “reset” by establishing a new annual grant size that will apply for the 2021-2023 three-year cycle.
Our Chairman, Mr. Bennett, instead receives an annual equity grant with a value and vesting schedule that is determined by the Board after review of the Company’s prior fiscal year performance, considering the same factors as the Board takes into account in making annual equity grants to our named executive officers (as further described below under “Executive Compensation”). One-half of Mr. Bennett’s equity award granted in fiscal 2020 is eligible to vest based on the Company’s three-year relative total shareholder return (as further described below under “Executive Compensation”) and the other half is eligible to vest based on continued service in three equal installments on each anniversary of the grant date. Mr. Bennett’s annual equity award is not granted in respect of his service on the Board, but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor. The Board believes that the size of, and vesting schedule applicable to, Mr. Bennett’s annual equity grant is appropriate because it reflects the scale of his historical and ongoing contributions to the Company, the depth of his expertise and knowledge of both the Company and our industry generally, and his continuous leadership as a founder of the Company and our advisor.
On March 16, 2020, in light of the uncertainty created by the effects of the COVID-19 pandemic, the annual cash retainer for each independent director was temporarily reduced by 25%. On August 6, 2020, this reduction was discontinued and the full value of the annual base cash retainer was restored; however, the full value would be paid 25% in fully vested common stock or LTIP units (at each director’s election) granted under our 2013 Equity Incentive Plan, with the remaining 75% paid in cash. However, each director was also provided the opportunity to elect to

2021 Proxy Statement 25

receive all or any portion of the remaining 75% in either fully vested common stock or LTIP units. The remaining quarterly installments of the cash retainer for fiscal 2020 were adjusted so that, for fiscal 2020 in the aggregate, each independent director would receive the full value of the annual cash retainer in the mix of cash and fully vested common stock (or LTIP units) so elected by the director. This arrangement also applied to any additional cash retainers for committee service or service as lead director, but not to meeting fees, which continued to be paid in cash. For fiscal 2020, each non-employee director other than Mr. Fearn elected to receive a percentage of the remaining 75% of the annual base cash retainer in fully vested common stock or LTIP units.
Our Corporate Governance Guidelines provide a stock ownership requirement for our directors. Under our revised guidelines, each director should hold common stock with a value in excess of one-and-one-half times his or her annual Board retainer fee (excluding any portion of the retainer fee representing additional compensation for being a committee chairman or committee member). New directors are expected to achieve compliance with this requirement within four years from the date of election or appointment. Once a director has met his or her guideline, he or she will not be considered to be out of compliance with the guideline as a result of stock price volatility. The Company calculates the minimum number of shares necessary to meet compliance with the guidelines, and that number of shares will be the number required to be held through the remaining term of a director’s tenure. Although a director may not sell any common stock granted to them in connection with their service to the Company until the director is in compliance with the guidelines, no director is required to acquire shares on the open market (or is prohibited from selling shares acquired on the open market) in order to meet compliance with the guidelines. As of December 31, 2020, at which time our prior ownership guidelines were in effect (generally requiring each of our non-employee directors to hold an amount of common stock having a value in excess of three times his or her annual board retainer fee, excluding Committee chair fees), Messrs. Bennett, McWilliams, and Rinaldi, and Ms. Carter had achieved the ownership level set forth in our prior guidelines, but Ms. Evans and Messrs. Fearn and Vaziri had not achieved such ownership level as a result of the decline in our stock price caused by recent events, including the impact of the novel coronavirus (COVID-19).
The following table summarizes the compensation paid by us to our non-employee directors for their services as a director for the fiscal year ended December 31, 2020:
Name	Fees Earned or Paid in Cash(1)	LTIP/Stock Awards(2)	All Other Compensation(3)	Total
Monty J. Bennett	$—	$—	$495,423	$495,423
Stefani D. Carter	$93,986	$38,110	—	$132,096
Mary C. Evans	$49,264	$26,860	—	$76,124
Kenneth H. Fearn, Jr.	$84,396	$31,860	—	$116,256
Curtis B. McWilliams	$73,290	$33,110	—	$106,400
Matthew D. Rinaldi	$79,664	$33,110	—	$112,774
Abteen Vaziri	$56,470	$28,110	—	$84,580
(1)
Note that this column includes the full value of the 75% of the annual cash retainer that was payable in cash, subject to a director’s election to receive fully vested common stock or LTIPs in lieu of such portion. As described above, each director other than Mr. Fearn elected to receive a percentage of such 75% in equity.

(2)
Based on the fair market value of the stock awards computed in accordance with FASB ASC Topic 718 on the date of the grant. See notes 2, 12 and 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 (filed with the SEC on March 5, 2021) for a discussion of the assumptions used in the valuation of stock-based awards. This column includes both each applicable director’s annual equity retainer award, as well as the 25% portion of each director’s cash retainers that were paid in equity, as further described above. Mses. Carter and Evans and Mr. Vaziri elected to receive their equity awards in the form of LTIP units, while the remaining non-employee directors elected to receive shares of common stock.

(3)
As described above, Mr. Bennett’s annual equity award is not granted in respect of his service on the Board, but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor, and is therefore disclosed in the “All Other Compensation” column. Mr. Bennett’s award for fiscal 2020 was granted on March 11, 2020, and he elected to receive it in restricted stock and performance stock units. See notes 2, 12 and 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 (filed with the SEC on March 5, 2021) for a discussion of the assumptions used in the valuation of stock-based awards. As of December 31, 2020, Mr. Bennett held 169,523 service-based LTIP units, 112,735 time-based shares of restricted stock, and 134,103 performance-based restricted stock units, assuming that the applicable performance metrics are achieved at the target level.

26	2021 Proxy Statement

Compensation Committee Interlocks and Insider Participation
During 2020, Ms. Evans and Messrs. Fearn and Rinaldi served on our Compensation Committee. Each of those persons was or is an independent director throughout the period for which they served or have served on our Compensation Committee during 2020 and thereafter. None of these directors was, is or has ever been an officer or employee of our Company. None of our executive officers serves, or during 2020 served, as (i) a member of a Compensation Committee (or Board committee performing equivalent functions) of any entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee, or (ii) a director of another entity, one of whose executive officers served or serves on our Compensation Committee. No member of our Compensation Committee has or had in 2020 any relationship with the Company requiring disclosure as a related party transaction under “Certain Relationships and Related Person Transactions.”
Attendance at Annual Meeting of Stockholders
In accordance with our Corporate Governance Guidelines, directors of the Company are expected to attend the annual meeting of stockholders in person, by telephone or video conference. All persons who were directors at our 2020 annual meeting of stockholders attended our 2020 annual meeting.

2021 Proxy Statement 27

EXECUTIVE OFFICERS AND COMPENSATION
Executive Officers
The following table shows the names and ages of our current executive officers and the positions held by each individual. The executive officers named below were appointed to those positions by the Board and serve in such positions at the pleasure of the Board. A description of the business experience of each for the past five years follows the table.
Name	Age	Title
Richard J. Stockton	50	President and Chief Executive Officer
Robert G. Haiman	52	Executive Vice President, General Counsel and Secretary
Deric S. Eubanks	45	Chief Financial Officer and Treasurer
Mark L. Nunneley	63	Chief Accounting Officer
Jeremy J. Welter	44	Chief Operating Officer

RICHARD J. STOCKTON
President and Chief Executive Officer Age: 50 Executive since 2016
Mr. Stockton has served as our Chief Executive Officer since November 2016 and as President since April 2017. Prior to joining our Company, Mr. Stockton served as Global Chief Operating Officer for Real Estate at CarVal Investors, a subsidiary of Cargill Inc. with approximately $1 billion in real estate investments in the United States, Canada, United Kingdom and France, beginning in August 2015. He spent over 15 years at Morgan Stanley in real estate investment banking where he rose from Associate to Managing Director and regional group head. At Morgan Stanley, he was head of EMEA Real Estate Banking in London, executing business across Europe, the Middle East and Africa. He was also appointed co-head of the Asia Pacific Real Estate Banking Group, where he was responsible for a team across Hong Kong, Singapore, Sydney and Mumbai. He left Morgan Stanley in 2013 to become President & CEO-Americas for OUE Limited, a publicly listed Singaporean property company with over $5 billion in assets from February 2013 to March 2015. Mr. Stockton is a frequent speaker and panelist at industry conferences and events. He is a dual citizen of the United States and the United Kingdom.

Mr. Stockton received a Master’s of Business Administration degree in Finance and Real Estate from The Wharton School, University of Pennsylvania, and a Bachelor of Science degree from Cornell University, School of Hotel Administration.

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ROBERT G. HAIMAN
Executive Vice President, General Counsel and Secretary Age: 52 Executive since 2018
Mr. Haiman is our Executive Vice President, General Counsel and Secretary, and he serves in the same roles for Ashford Trust and Ashford Inc. Prior to joining us in 2018, Mr. Haiman spent 14 years at Remington Lodging, where he oversaw a variety of legal and business initiatives for one of the largest third party hotel management companies in the country. Most recently, Mr. Haiman served as Remington Lodging’s Chief Legal Officer, overseeing all legal matters related to Remington Lodging’s hotel and project management businesses. Previously, he led the initiative to develop “The Gallery,” Remington’s collection of independent luxury hotels. Mr. Haiman has been a frequent speaker at various lodging conferences, and he was a founding member of the board of directors of the National Association of Condo Hotel Owners.

From 1996 through 2004, Mr. Haiman was a real estate attorney in the Dallas office of Gibson, Dunn & Crutcher LLP, where he represented owners, lenders and developers in connection with the acquisition, development, financing and sale of commercial, residential and light industrial projects.

Mr. Haiman holds a B.A. degree from Amherst College and a J.D. from Duke University School of Law, where he was a member of the Duke Law Journal and the Moot Court Board.

DERIC S. EUBANKS
Chief Financial Officer and Treasurer Age: 45 Executive since 2014
Mr. Eubanks has served as our Chief Financial Officer and Treasurer since June 2014. He has served in that capacity for each of Ashford Inc. and Ashford Trust since June 2014. Previously, Mr. Eubanks had served as our Senior Vice President of Finance since November 2013, a position he had also held at Ashford Trust since September 2011. Prior to his role as Senior Vice President of Finance at Ashford Trust, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans and other debt securities for Ashford Trust. Mr. Eubanks has been with Ashford Trust since its initial public offering in August 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining Ashford Trust, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.

Mr. Eubanks earned a Bachelor of Business Administration degree from the Cox School of Business at Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

2021 Proxy Statement 29

MARK L. NUNNELEY
Chief Accounting Officer Age: 63 Executive since 2013
Mr. Nunneley has served as our Chief Accounting Officer since April 2013. Mr. Nunneley has also served as Chief Accounting Officer of Ashford Inc. since November 2014 and Ashford Trust since May 2003. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Lodging. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. During his career, he has been responsible for the preparation, consultation and review of federal and state income tax, franchise and sales and use tax returns for hundreds of partnerships, corporations and individuals. Mr. Nunneley is also responsible for the ad valorem tax function which includes successfully appealing and receiving refunds in the millions of dollars. Mr. Nunneley is a CPA in the State of Texas and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of CPAs.

Mr. Nunneley earned his Bachelor of Science in Business Administration from Pepperdine University in 1979 and his Master of Science in Accounting from the University of Houston in 1981.

JEREMY J. WELTER
Chief Operating Officer Age: 44 Executive since 2013
Mr. Welter has served as our Chief Operating Officer since March 2018 and has also served in that capacity for Ashford Trust since March 2018. He has also served as Co-President and Chief Operating Officer for Ashford Inc. since March 2018. He served as our Executive Vice President, Asset Management from April 2013 to March 2018, and served in that capacity for Ashford Inc. from November 2014 to March 2018, and for Ashford Trust from March 2011 to March 2018. From August 2005 until December 2010, Mr. Welter was employed by Remington Lodging in various capacities, most recently serving as its Chief Financial Officer. From July 2000 through July 2005, Mr. Welter was an investment banker at Stephens, where he worked on mergers and acquisitions, public and private equity and debt capital raises, company valuations, fairness opinions and recapitalizations. Before working at Stephens, Mr. Welter was part of Bank of America’s Global Corporate Investment Banking group. Mr. Welter oversees the asset management, capital management and acquisition underwriting functions for Ashford Trust and Braemar as well as the operations of Ashford Inc., including both its asset management advisory business and its hospitality products and services business. Mr. Welter is responsible for the growth of Ashford Inc.’s products and services line of business through strategic acquisitions and investments in businesses that are engaged in providing hospitality products and services and developing and overseeing their operations and growth. He has led the acquisition or investment in OpenKey, J&S Audio Visual, BAV Services, Lismore Capital, Kalibri Labs, PURE Rooms and RED Hospitality and Leisure. Mr. Welter is a current member of Marriott’s Owner Advisor Council and serves as a board member for the American Hotel and Lodging Association. Mr. Welter is a frequent speaker and panelist for various lodging investment and development conferences, including the NYU Lodging Conference. Mr. Welter is a dual citizen of the United States and Luxembourg.

Mr. Welter earned his Bachelor of Science in Economics from Oklahoma State University, where he served as student body president and graduated summa cum laude.

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EXECUTIVE COMPENSATION
The following is a discussion of the equity compensation program adopted for our named executive officers, which include our President and Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer, our Executive Vice President, General Counsel, and Secretary, and our former Chief Strategy Officer. Also included below is a discussion of the equity awarded to our named executive officers in 2021 with respect to 2020 performance. This discussion should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement.
Compensation of Our Executive Officers
We are externally advised by Ashford Inc. pursuant to an advisory agreement. Ashford Inc., through its operating company Ashford LLC is responsible for implementing our investment strategies and managing our operations. Our advisor manages the day-to-day operations of our Company and our affiliates in exchange for an advisory fee, the terms of which are described under “Our Relationship and Agreements with Ashford Inc. and its Subsidiaries.” As a consequence of this management arrangement and although the Company has executive officers, it does not have any employees. Each of the Company’s executive officers is, however, an employee of our advisor and is compensated by our advisor in his capacity as such. During all of 2019 and 2020, the cash compensation received by our executive officers was paid to those persons by Ashford Inc. in their capacity as employees of our advisor. However, our executive officers (as well as other employees of our advisor) continue to be eligible to receive equity awards under our 2013 Equity Incentive Plan and we grant equity compensation to our executive officers under our 2013 Equity Incentive Plan as described below. We do not, however, provide any other compensation or employee benefit plans for our executive officers.
Role of the Compensation Committee
The equity compensation we pay to our executive officers is administered under the direction of our Compensation Committee. In its role as the administrator of our equity compensation program, our Compensation Committee recommends the equity compensation to be paid to our named executive officers with respect to a year to the Board, taking into consideration the recommendations of our Chairman and our independent compensation consultant, with the members of the Board ultimately approving all executive compensation decisions. A full description of the Compensation Committee’s roles and responsibilities can be found in its charter which is posted to our website at www.bhrreit.com under the “INVESTOR” tab, by navigating to the “Corporate Governance” link, then to the “Governance Documents” link.
Our Compensation Committee has the authority to retain independent advisors to assist the committee in fulfilling its responsibilities. The committee has retained Gressle & McGinley as its independent compensation consultant. Gressle & McGinley has not performed any services other than executive and director compensation services for the Company, and has performed its services only on behalf of, and at the direction of, the Compensation Committee (although Gressle & McGinley is also the independent compensation consultant to the compensation committees of the boards of directors of our advisor, Ashford Inc., and Ashford Trust). Our Compensation Committee has reviewed the independence of Gressle & McGinley in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from the Company and has no conflicts of interest relating to its engagement by our Compensation Committee.

2021 Proxy Statement 31

Advisory Fee and Compensation Paid by the Advisor
Pursuant to our advisory agreement, we pay Ashford Inc. an advisory fee. In turn, Ashford Inc. uses a portion of the proceeds of such advisory fee to pay the cash compensation it pays its personnel. We do not specifically reimburse Ashford Inc. for any executive officer compensation or benefits costs. The following is a summary of the advisory fees we paid to Ashford Inc. in 2020 and the total 2020 compensation paid to our named executive officers:
•
Under the terms of our advisory agreement, we incurred a total advisory fee of approximately $18.5 million to Ashford Inc., comprising a base fee of approximately $10.0 million, approximately $1.8 million for reimbursable expenses, approximately $(0.7) million for incentive fees, and equity-based compensation expense of approximately $7.4 million associated with equity grants of our common stock and LTIP units awarded to the officers and employees of Ashford Inc. and its affiliates.

•
No specific portion of our advisory fees is allocated to the compensation paid by Ashford Inc. to its employees who are also our executive officers. Our advisor makes all decisions relating to compensation paid by Ashford Inc. to our executive officers who are its employees based on such factors as the terms of their employment agreements with Ashford Inc. and an evaluation of the performance of such employees on behalf of Ashford Inc. and its advisees during the year.

•
For 2020, our named executive officers received total cash compensation of approximately $7.0 million from Ashford Inc. The total cash compensation paid by Ashford Inc. to our named executive officers was comprised of approximately $2.4 million in salaries and approximately $4.6 million in cash bonus awards. In addition, Ashford Inc. granted 110,000 restricted shares of Ashford Inc. common stock with a grant date fair value of approximately $1.1 million to Ashford Inc.’s officers and employees who are also our named executive officers.

•
Not all of the cash compensation received by our named executive officers from Ashford Inc. was attributable to services performed by its employees in their capacity as our executive officers. Based on a review of the proportion that the operations of the Company represents of the total operations managed by Ashford LLC using various measures of size (revenue, assets and total enterprise value), we estimate that approximately 20% of the compensation paid by Ashford Inc. to our named executive officers is attributable to services provided by our named executive officers to us.

•
The cash bonus awards paid by Ashford Inc. to its employees who are our named executive officers were under a discretionary program for fiscal 2020. Because of the uncertainty caused by the COVID-19 pandemic, Ashford Inc. suspended its formulaic bonus program for fiscal 2020, and awarded discretionary bonuses to its employees in the first quarter of 2021 for 2020 performance.

2020 and 2021 Equity Grant Decisions
The Compensation Committee believes that our named executive officers should have an ongoing stake in the long-term success of our business, and our equity compensation program is intended to align our executives’ interests with those of our stockholders, as well as to reward our executive officers for their performance on the Company’s behalf. Under our equity program, the Compensation Committee determines the size of potential equity awards by officer based on a review of market pay levels, taking into consideration the size of our Company against our peers, as well as multiple other factors including, but not limited to, the Company’s and each named executive officer’s individual performance, competitive award opportunities provided to similarly situated executives, and our named executive officers’ roles and responsibilities.
For purposes of the below, the discussion of our 2020 performance relates to the equity grants made to our named executive officers in March 2021. However, the SEC’s rules require disclosure in the tables that follow this Executive Compensation discussion of the equity awards that were granted to our named executive officers in 2020. For a detailed discussion of our 2019 performance, on which the size of our equity awards granted in 2020 was based, please refer to the “2019 Compensation Results” discussion contained in our 2020 proxy statement, filed with the SEC on April 1, 2020.
One-half of the value of the annual equity awards is granted in a form that is eligible to vest based on performance metrics established by the Compensation Committee. The other half of the potential award is eligible to vest based on continued service in three equal installments on each anniversary of the grant date. Named executive officers may elect to receive their service-based equity awards in the form of LTIP units of Braemar OP (which are described in

32	2021 Proxy Statement

further detail below under “—LTIP Units”) or restricted common stock, and their performance-based equity awards in the form of performance stock units (“PSUs”) or performance LTIP units (“Performance LTIPs”), as described in further detail below. Upon vesting and reaching economic parity with the common units, LTIP units are convertible into common units at the option of the recipient. Common units are redeemable for cash or, at our option, convertible into shares of our common stock at a 1:1 conversion ratio.
Prior to fiscal 2021, PSUs and Performance LTIPs vested solely based on achievement of a relative total shareholder return (“TSR”) metric. PSUs and Performance LTIPs granted in fiscal 2020 each may vest from 0% to 200% of target based on achievement of a specified relative TSR over a three-year performance period, subject to forfeiture. However, for fiscal 2020 awards, each grantee had an opportunity to vest in one-third of the target award (the “First-Year Target”) after the first year of the three-year performance period, based on the Company’s relative TSR achievement over the first year. Between 0% and 200% of the First-Year Target was eligible to vest based on such performance over the first year, and any PSUs and Performance LTIPs that so vested would have reduced the number of any PSUs and Performance LTIPs that would have otherwise vested at the end of the three-year performance period (but not below zero). However, based on the Company’s relative TSR achievement over the first year of the performance period, none of the fiscal 2020 PSUs or Performance LTIPs were eligible to vest at that time, but will remain eligible to vest at the end of the three-year performance period.
For fiscal 2021 grants, the Compensation Committee shifted to a new performance metric structure that is intended to provide our named executive officers with a competitive equity compensation opportunity that is clearly linked to Company operating metrics to which our named executive officers contribute to achieving in a tangible, objectively measurable way. The Compensation Committee believed that this change was appropriate to implement for fiscal 2021, as our historical stock price volatility has resulted in outstanding performance awards that do not provide an adequate retention incentive, and also do not provide enough emphasis on improvement of operating performance, which is a key goal as the Company continues to adapt to a changing COVID-19 pandemic environment. Therefore, fiscal 2021 PSUs and Performance LTIPs will be eligible to vest (from 0% to 200% of target) based on achievement of three equally weighted operating performance targets, as set forth in the table below (with linear interpolation between the threshold and target, and target and maximum, performance levels) over the three-year performance period commencing on January 1, 2021 and ending on December 31, 2023:
Metric	Weight	Threshold Performance (50%)	Target Performance (100%)	Maximum Performance (200%)
Total Revenue(1)	33%	$243.8M	$341.3M	$438.8M
Adjusted EBITDAre Margin(2)	33%	12%	17%	22%
Net Debt / Gross Assets Ratio(3)	33%	60%	55%	50%
(1)
Total revenue as reported in the Company’s consolidated financial statements reported on Form 10-K for the fiscal year ending December 31, 2023. However, each total revenue target will be reduced by the portion of the 2019 Total Revenue related to any hotel assets disposed of during the three-year performance period.

(2)
Adjusted EBITDAre Margin is defined as the Company’s adjusted EBITDAre divided by the Company’s total revenue, each as reported in the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2023.

(3)
Equal to the quotient of Net Debt (as defined below) divided by “investments in hotel properties, gross,” as reported in the Company’s consolidated financial statements reported on Form 10-K for the fiscal year ending December 31, 2023. “Net Debt” is defined as “indebtedness” less (w) “cash and cash equivalents,” (x) “restricted cash,” (y) financial assets “due from third-party hotel managers,” and (z) “marketable securities,” each as reported in the Company’s consolidated financial statements reported on Form 10-K for the fiscal year ending December 31, 2023.

Achievement of each metric will be calculated at the end of the three-year performance period, and the performance level of each metric achieved will then be equally weighted and summed together, for a total vesting opportunity ranging from 0% to 200% of the target award.
We generally use a three-year performance period in order to tie incentive compensation to long-term results; however, for fiscal 2020 awards, the Compensation Committee believed it was appropriate to include an additional vesting opportunity after the first year of the three-year performance period. The historical volatility in our stock price meant that a significant, but short-lived, increase or decrease in our stock price at the end of the performance period for our fiscal 2020 performance awards, which are eligible to vest based solely on a relative TSR metrics, could result in a significantly inflated or depressed number of PSUs or Performance LTIPs vesting, which would be inconsistent

2021 Proxy Statement 33

with our performance over the totality of the three-year period. However, this first-year vesting opportunity was removed with respect to the fiscal 2021 performance awards, as the awards will be eligible to vest based on achievement of operating metrics that are less susceptible to significant, short-lived shifts.
A summary of the components of the March 2021 equity awards to our named executive officers is as follows:
	Time-Based Shares/LTIPs Awarded	Target Performance- Based Shares/LTIPs Awarded	Total March 2021 Equity Award for 2020 Performance
Richard J. Stockton	174,995	174,995	349,990
Deric S. Eubanks	111,997	111,996	223,993
Jeremy J. Welter	151,662	151,662	303,324
Robert G. Haiman	97,997	97,997	195,994
J. Robison Hays, III	18,666	18,666	37,332
As further described in Proposal Four set forth in this proxy statement, a portion of the awards in the table above were granted subject to shareholder approval of an amendment to our 2013 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder. If such approval is not obtained at our 2021 Annual Meeting of Stockholders, such portion of these awards will automatically terminate and be forfeited for no consideration.
LTIP Units
The LTIP units are a special class of partnership units in Braemar OP called “long-term incentive partnership units.” Grants of LTIP units are designed to offer executives the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our stock incentive plan, reducing availability for other equity awards, because LTIP units are convertible into common units of Braemar OP, which may themselves be converted into shares of our common stock based on a conversion ratio of 1:1. As a result, an LTIP unit granted may result in an issuance of one share of our common stock. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the treatment of time-vested restricted stock. (Note that distributions on Performance LTIPs accrue on unvested units and are paid in the form of additional common units of our operating partnership on the actual number of LTIP units that vest.) The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. Upon the occurrence of certain corporate events, which are not performance-related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.
Subject to satisfaction of the applicable performance- or service-vesting requirements for the LTIP units or Performance LTIPs, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the Company’s stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of Braemar OP or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for Braemar OP. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of a partnership interest. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when Braemar OP’s assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of Braemar OP at the time a sale or deemed sale occurs, full economic parity would not be reached. Until and unless such economic parity is reached, the value that an executive will realize for vested LTIP units will be less than the value of an equal number of shares of our common stock.

34	2021 Proxy Statement

Stock Ownership Guidelines
Our Corporate Governance Guidelines provide ownership guidelines for our executive officers. The guidelines state that the Chief Executive Officer should hold an amount of our common stock or other equity equivalent having a market value in excess of three times his annual base salary paid by our advisor and each other executive officer should hold common stock or other equity equivalent having a market value in excess of one-and-one half times his annual base salary paid by our advisor. The guidelines provide that ownership of common units or LTIP units in our operating partnership constitute “common stock” for purposes of compliance with the guideline based on a conversion ratio of 1:1. Executive officers are expected to achieve compliance within four years of being appointed. Once an executive officer has met his or her guideline, he or she will not be considered to be out of compliance with the guideline as a result of stock price volatility. The Company calculates the minimum number of shares necessary to meet compliance with the guidelines, and that number of shares will be the number required to be held through the remaining term of an executive’s tenure. Although an executive officer may not sell any common stock granted to them in connection with their service to the Company until the executive officer is in compliance with the guidelines, no executive officer is required to acquire shares on the open market (or is prohibited from selling shares acquired on the open market) in order to meet compliance with the guidelines. As of December 31, 2020, at which time our prior ownership guidelines were in effect (generally requiring each of our named executive officers to hold an amount of common stock having a value in excess of three times (six times, in the case of Mr. Stockton) his or her base salary), none of our named executive officers had achieved the ownership level set forth in our prior guidelines as a result of the decline in our stock price caused by recent events, including the impact of the novel coronavirus (COVID-19).
Hedging and Pledging Policies
Our directors and executive officers are prohibited from hedging or pledging our common stock (or units of Braemar OP).
Adjustment or Recovery of Awards
Under the Company’s clawback policy, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements, then the Compensation Committee, or, in the discretion of the Board, any other committee or body of the Board consisting only of independent directors, may require any Section 16 reporting officer, as well as any other officer holding the title of senior vice president or a more senior title whose job description includes the function of accounting or financial reporting (each, a “covered officer”), during the three-year period preceding the publication of the restated financial statement to reimburse the Company for any annual cash bonus and long-term equity incentive compensation earned during the prior three-year period in such amounts that the independent director committee determines to be in excess of the amount that such covered officer would have received had such compensation been calculated based on the financial results reported in the restated financial statement.
The independent director committee may take into account any factors it deems reasonable, necessary, and in the best interests of the Company to remedy any misconduct and prevent its recurrence. In determining whether to seek recoupment of any previously paid excess compensation and how much to recoup from each covered officer, the independent director committee must consider the accountability of the applicable covered officer, any conclusion by the independent director committee whether a covered officer engaged in wrongdoing, committed grossly negligent acts, omissions or engaged in willful misconduct, as well as any failure of the covered officer to report another person’s grossly negligent acts, omissions, or willful misconduct. In addition, if a covered officer engaged in intentional misconduct or violation of Company policy that contributed to the award or payment of any annual cash bonus or long-term equity incentive compensation to him or her that is greater than would have been paid or awarded in the absence of the misconduct or violation, the independent director committee may take other remedial and recovery action permitted by applicable law, as determined by such committee.
Under the Dodd-Frank Act, the SEC has proposed additional rules regarding the clawback of equity awards in certain circumstances. If the proposed rules or other rules are finally adopted by the SEC, the Company intends to modify its recoupment policies accordingly.

2021 Proxy Statement 35

SUMMARY COMPENSATION TABLE
The following table sets forth the fiscal 2020 and 2019 compensation paid to or earned by the Company’s named executive officers. Compensation information for Mr. Haiman is included only for fiscal 2020, as Mr. Haiman first became a named executive officer (as defined in 17 C.F.R. § 229.402) of the Company in fiscal 2020:
Name and Principal Position	Year	Salary(1)	Stock Awards/ LTIPs(2)	Total
Richard J. Stockton	2020	—	$495,423	$495,423
President and Chief Executive Officer	2019	—	$2,114,117	$2,114,117
Deric S. Eubanks	2020	—	$230,018	$230,018
Chief Financial Officer	2019	—	$990,983	$990,983
Jeremy J. Welter	2020	—	$271,877	$271,877
Chief Operating Officer	2019	—	$989,481	$989,481
Robert G. Haiman	2020	—	$186,021	$186,021
Executive Vice President, General Counsel, and Secretary
J. Robison Hays, III	2020	—	$230,018	$230,018
Former Chief Strategy Officer(3)	2019	—	$987,978	$987,978
(1)
We do not pay salary or bonus compensation to our executive officers, including our named executive officers. However, we grant our executives and the executives and employees of our advisor and its subsidiaries equity awards, if and to the extent determined appropriate by our Compensation Committee. No allocation of the total compensation paid and benefits provided by Ashford Inc. to its officers and employees who are our named executive officers is made for the time spent by such persons on behalf of any of our Company and Ashford Trust. As a result, we have not included any amount of the compensation paid and benefits provided to such persons by Ashford Inc. in the foregoing summary compensation table.

(2)
Represents the total grant date fair value of restricted stock awards, LTIP unit awards, PSU awards, and performance LTIP awards made in the fiscal year indicated (with respect to prior year performance), computed in accordance with FASB ASC Topic 718 without regard to the effects of forfeiture. See notes 2, 12 and 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 (filed with the SEC on March 5, 2021) for a discussion of the assumptions used in the valuation of stock-based awards. These grants are subject to the service-based and performance-based vesting conditions discussed under “—2019 Compensation Results” in our 2020 proxy statement, filed with the SEC on April 1, 2020. With respect to the PSUs and Performance LTIPs, the amount reflected in the Summary Compensation Table assumes that the required performance goals will be achieved at target levels. The following table provides the grant date fair values of the Performance LTIPs and the PSUs, issued to the named executive officers in 2020, assuming maximum performance is achieved. The grant date fair value of the Performance LTIPs and PSUs assuming target performance is one-half of the amount shown in the table below.

Name	At Maximum
Richard J. Stockton	$379,046
Deric S. Eubanks	$175,986
Jeremy J. Welter	$128,605
Robert G. Haiman	$87,993
J. Robison Hays, III	$175,986
(3)	Mr. Hays ceased to serve as our Chief Strategy Officer on April 30, 2020, in connection with his appointment as President and Chief Executive Officer of Ashford Trust.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2020:
Name	Number of Service- Based Equity Awards That Had Not Vested at December 31, 2020	Market Value of Service- Based Equity Awards That Had Not Vested at December 31, 2020(1)	Number of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2020	Market Value of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2020(1)
Richard J. Stockton	47,850(2)	$220,589	—	—
	24,697(3)	$113,853	—	—
	—	—	22,228(4)	$102,471
	42,735(5)	$197,008	—	—
	—	—	19,231(6)	$88,654
	70,000(7)	$322,700	—	—
	—	—	21,000(8)	$96,810
Deric S. Eubanks	10,416(3)	$48,018	—	—
	—	—	9,375(4)	$43,219
	20,032(5)	$92,348	—	—
	—	—	9,014(6)	$41,556
	32,500(7)	$149,825	—	—
	—	—	9,750(8)	$44,948
Jeremy J. Welter	10,417(3)	$48,022	—	—
	—	—	9,375(4)	$43,219
	20,032(5)	$92,348	—	—
	—	—	9,014(6)	$41,556
	47,500(7)	$218,975	—	—
	—	—	14,250(8)	$65,693
Robert G. Haiman	2,156(9)	$9,939	—	—
	11,559(5)	$53,287	—	—
	—	—	5,201(6)	$23,978
	5,026(10)	$23,170	—	—
	32,500(7)	$149,825	—	—
	—	—	9,750(8)	$44,948
J. Robison Hays, III	10,417(3)	$48,022	—	—
	—	—	9,375(4)	$43,219
	20,032(5)	$92,348	—	—
	—	—	9,014(6)	$41,556
	32,500(7)	$149,825	—	—
	—	—	9,750(8)	$44,948
(1)	Market value of unvested time-based and performance-based awards is based on the closing share price of our common stock on the NYSE on December 31, 2020 of $4.61.
(2)
These shares of restricted stock were granted on November 2, 2016 with an initial vesting term of five years. One-fifth of the awards initially granted vested on November 2, 2017; one-fifth vested on November 2, 2018; one-fifth vested on November 2, 2019; one-fifth vested on November 2, 2020; and the remaining one-fifth will vest on November 2, 2021.

(3)
These restricted shares or LTIPs were granted on March 14, 2018 with an initial vesting term of three years. One-third of the awards initially granted vested on March 14, 2019; one-third vested on March 14, 2020; and the remaining one-third vested on March 14, 2021.

(4)
These PSU awards or Performance LTIPs were granted on March 14, 2018 and, assuming continued service and achievement of the specified performance-based vesting criteria, the awards would have vested on December 31, 2020. However, based on actual performance, all of these equity awards were cancelled at the end of the performance period. In accordance with SEC rules, the amount shown reflects the threshold payout level as of December 31, 2020, at which time the awards were still outstanding, which is 30% of the target level; however, the actual number of PSUs or Performance LTIPs that could have vested could have ranged from 0% to 200% of the target number.

(5)
These restricted shares or LTIPs were granted on February 28, 2019 with an initial vesting term of three years. One-third of the awards initially granted vested on February 28, 2020; one-third vested on February 28, 2021; and the remaining one-third will vest on February 28, 2022.

2021 Proxy Statement 37

(6)
These PSU awards or Performance LTIPs were granted on February 28, 2019 and, assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2021. Amount reflects the threshold payout level, which is 30% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 200% of the target number.

(7)
These restricted shares or LTIPs were granted on March 11, 2020 with an initial vesting term of three years. One-third of the awards initially granted vested on March 11, 2021; one-third will vest on March 11, 2022; and the remaining one-third will vest on March 11, 2023.

(8)
These PSU awards or Performance LTIPs were granted on March 11, 2020 and, assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2022. One-third of the initially granted award was eligible to vest based on performance, over the first year of the three-year performance period, but since performance at the time was below the threshold level, no portion of the award vested at the first year of the performance period. Amount reflects the threshold payout level, which is 30% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 200% of the target number.

(9)
These restricted shares were granted to Mr. Haiman on March 15, 2018 under the Remington Hotels, LLC Ashford Stock Plan with an initial vesting term of three years. The remaining unvested shares vested on March 15, 2021.

(10)
These restricted shares were granted to Mr. Haiman on March 15, 2019 under the Remington Hotels, LLC Ashford Stock Plan with an initial vesting term of three years. One-half of the remaining unvested shares vested on March 15, 2021; and the remaining one-half will vest on March 15, 2022.

Potential Payments Upon Termination of Employment or Change of Control
We are not a party to any employment agreements with our executive officers. As a result, all payments we would need to make to any named executive officer upon termination of employment or following a change of control are pursuant to awards granted under our equity incentive plan and the award agreements issued thereunder (which, for our executive officers, incorporate by reference certain acceleration of vesting provisions contained in the employment agreements that each executive officer has entered into with our advisor).
Generally, our equity awards (other than performance awards) will fully vest upon (i) the death or disability of the named executive officer; (ii) the termination or removal of the named executive officer as an employee or consultant of the Company or an affiliate without “cause” (as defined therein) or by the named executive officer for “good reason” (as defined therein); or (iii) the termination without “cause” or resignation for “good reason” (for any reason, for Mr. Stockton) of the named executive officer as an employee or consultant of the Company or an affiliate within one year from the effective date of a change in control of the Company.
The PSUs and Performance LTIPs granted to the named executive officers will be eligible for accelerated vesting upon: (i) the termination or removal of the named executive officer as an employee of the Company by the Company without “cause” (including a termination of the advisory agreement with our advisor) or by the named executive officer for “good reason”; (ii) the death or disability of the named executive officer; (iii) a change of control of the Company; (iv) a change of control of our advisor, if such change in control results in the vesting of the award under the terms of any employment agreement that the named executive officer has with our advisor; and (v) an involuntary termination of employment or the nonrenewal of the employment agreement to the extent such event causes vesting of the award under the employment agreement the named executive officer has with our advisor. (Our advisor is an affiliate under our equity incentive plan.) The number of PSUs or Performance LTIPs that vests is generally calculated based on performance at the greater of target or actual performance (based on a truncated performance period), except that in the case of clauses (iii) and (iv), the number is based solely on actual performance (based on a truncated performance period).
For the purposes of the plan, the following definitions apply:
“Cause” has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, “cause” generally means the named executive officer’s:
(i)
conviction of, or entry of a plea of guilty or nolo contendere to, a felony (exclusive of a conviction, plea of guilty, or plea of nolo contendere arising under a statutory provision imposing criminal liability on a per se basis due to any offices held by the named executive officer pursuant to the employment agreement, so long as any act or omission of the named executive officer with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of our advisor’s board of directors);

(ii)	willful breach of duty of loyalty which is materially detrimental to our advisor or any entity that it advises, which is not cured within 30 days following written notice thereof;

38	2021 Proxy Statement

(iii)
willful failure to perform or adhere to explicitly stated duties or guidelines of employment or to follow the lawful directives of our advisor, which is not cured within 30 days following written notice thereof;

(iv)	gross negligence or willful misconduct in the performance of duties which is not cured within 30 days following written notice thereof;
(v)	willful commission of an act of dishonesty resulting in material economic or financial injury to our advisor or any entity that it advises, or willful commission of fraud; or
(vi)	chronic absence from work for reasons other than illness which is not cured within 30 days following written notice thereof.
A “change of control” of the Company is deemed to have occurred when:
(i)
any person other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) Ashford Inc. or an affiliate, (D) a Company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding;

(ii)
the consummation of any merger, organization, business combination, or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination, or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination, or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii)
the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv)
individuals who, as of the effective date of the 2013 Equity Incentive Plan, constituted our Board cease for any reason to constitute at least a majority of our Board; provided, however, that any individual becoming a director subsequent to the effective date whose election by our Board was approved by a vote of at least a majority of the directors then comprising the Board is considered as though such individual were a member of the initial Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than our Board.

“Good reason” has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, “good reason” generally means:
(i)
the assignment to the named executive officer of any duties, responsibilities, or reporting requirements (or, in the case of Mr. Welter or Mr. Hays, any title or directives) inconsistent with his or her position, or any material diminishment of the named executive officer’s duties, responsibilities, or status;

(ii)	a reduction by our advisor in the named executive officer’s base salary or target bonus;
(iii)	the requirement that the principal place of business at which the named executive officer performs his or her duties be changed to a location outside the greater Dallas metropolitan area; or
(iv)	any material breach by the advisor of the employment agreement.

2021 Proxy Statement 39

PROPOSAL NUMBER TWO—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
We are providing stockholders an opportunity to cast a non-binding advisory vote on executive compensation (sometimes referred to as “say on pay”). This proposal allows the Company to obtain the views of stockholders on the design and effectiveness of our executive compensation program. Your advisory vote will serve as an additional tool to guide the Compensation Committee and our Board in continuing to improve the alignment of our executive compensation programs with the interests of the Company and our stockholders.
Section 14A of Exchange Act and related SEC rules require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. We must provide this opportunity to our stockholders at least once every three years; however, following the recommendation of our stockholders, our Board has chosen to hold this vote every year.
In deciding how to vote on this proposal, the Board encourages you to read the Executive Compensation section beginning on page 31 of this proxy statement. The Board recommends that stockholders vote “FOR” approval of the following resolution:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers of Braemar Hotels & Resorts Inc. as disclosed in the Company’s proxy statement for the 2021 annual meeting of stockholders, in accordance with the SEC’s compensation disclosure rules.”
Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our Board. However, the Compensation Committee will take into account the outcome of this advisory vote when considering future executive compensation decisions.
The Board unanimously recommends a vote FOR approval of Proposal Number Two, advisory approval of our executive compensation.

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PROPOSAL NUMBER THREE—RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT AUDITOR
We are asking our stockholders to ratify our Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. BDO USA, LLP has audited our financial statements as of and for the years ended December 31, 2020, 2019, 2018, 2017 and 2016. Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Our Audit Committee is responsible for appointing, retaining, setting the compensation of, and overseeing the work of our independent registered public accounting firm. Our Audit Committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chair when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee approved all fees paid to BDO USA, LLP since their appointment with no reliance placed on the de minimis exception established by the SEC for approving such services.
Audit Committee Report
The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of our Company’s consolidated financial statements, our Company’s compliance with legal and regulatory requirements, the adequacy of our internal control over financial reporting, our Company’s independent registered public accounting firm’s qualifications and independence, the performance of our Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management in certain areas. The Audit Committee manages our Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Braemar for such advice and assistance.
Our Company’s management is primarily responsible for our Company’s internal control and financial reporting process. Our Company’s independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors Braemar’s financial reporting process and reports to the Board on its findings.
In this context, the Audit Committee hereby reports as follows:
1.
The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2020 with our Company’s management and BDO USA, LLP, the Company’s independent registered public accounting firm.

2.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”).

3.
The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

2021 Proxy Statement 41

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2020 be included in Braemar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.
AUDIT COMMITTEE Curtis B. McWilliams, Chair Kenneth H. Fearn, Jr. Abteen Vaziri
Auditor Fees
Services provided by BDO USA, LLP included the audits of the annual consolidated financial statements of the Company and our subsidiaries. Services also included the review of unaudited quarterly consolidated financial information in accordance with PCAOB standards; review and consultation regarding filings with the SEC and the Internal Revenue Service; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2020 and 2019, aggregate fees incurred related to our principal accountants BDO USA, LLP consisted of the following:
	Year Ended December 31, 2020	Year Ended December 31, 2019
Audit Fees	$584,760	$845,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	18,883	2,584
Total	$603,643	$847,584
“Audit Fees” include fees and related expenses for professional services rendered in connection with audits of our annual financial statements and the financial statements of certain of our subsidiaries, reviews of our unaudited quarterly financial information and reviews and consultation regarding financial accounting and reporting matters. This category also includes fees for services that generally only the auditor reasonably can provide, such as statutory audits, comfort letters, consents and assistance with review of our filings with the SEC.
“Audit-Related Fees” include fees and related expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.
“Tax Fees” include fees and related expenses billed for tax compliance services and federal and state tax advice and planning.
“All Other Fees” include fees and related expenses for products and services that are not Audit Fees, Audit-Related Fees or Tax Fees.
Representatives of BDO USA, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
The Board unanimously recommends a vote FOR approval of Proposal Number Three, the ratification of the appointment of BDO USA, LLP as our independent auditor for the fiscal year ending December 31, 2021.
PROPOSAL NUMBER FOUR—APPROVAL OF AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
GENERAL
The Board proposes and recommends that stockholders approve Amendment No. 2 (the “Plan Amendment”) to our Second Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”).

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The 2013 Plan is our primary retention tool, the purpose of which is to encourage those who provide services to the Company (including, without limitation, our executive officers, non-employee directors, employees of our advisor, and others providing advisory or consulting services to the Company) to acquire or increase their equity interests in our Company to give an added incentive to work toward its growth and success.
As of March 27, 2021, there were (i) zero (0) shares of the Company’s common stock available for issuance under the 2013 Plan, (ii) 1,701,508 shares subject to outstanding “full-value” awards under the 2013 Plan (e.g., restricted stock, performance stock units, and time- and performance-based LTIPs, which figure includes 558,717 performance awards at the “target” level, and which may ultimately vest between 0% and 200% of target), and (iii) zero (0) shares subject to outstanding options and stock appreciation rights under the 2013 Plan. (In addition, on February 23, 2021, our board of directors terminated our former Advisor Equity Incentive Plan, which had historically reserved 1,600,000 shares of common stock for issuance to our advisor as a potential mechanism for paying our advisory fee in the form of common stock, but no shares were ever issued thereunder. Therefore, as of March 27, 2021, there were zero (0) shares available for issuance under the former Advisor Equity Incentive Plan, and zero (0) shares subject to outstanding awards under the Advisor Equity Incentive Plan.)
The primary purpose of the Plan Amendment is to increase the aggregate number of shares of our common stock available for issuance under the 2013 Plan from 3,250,000 shares to 5,350,000 shares (an increase of 2,100,000 shares). The Plan Amendment also (i) clarifies that the Compensation Committee (as defined below) may not take any action under the 2013 Plan which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted (or substitute or replace any stock options or stock appreciation rights with awards or cash payments with a value greater than the intrinsic value of such stock options or stock appreciation rights), and (ii) clarifies that awards under the 2013 Plan are generally not transferable, with limited exceptions approved by the Compensation Committee.
The Board believes that increasing the reserved shares of the Company’s common stock available for issuance under the 2013 Plan, as amended by the Plan Amendment, by 2,100,000 shares would provide sufficient shares for the Company’s equity-based compensation needs for approximately one to two years following stockholder approval of the Plan Amendment. This estimate is based on our historical equity plan usage, as well as the awards that the Compensation Committee has approved (subject to shareholder approval of the Plan Amendment, as more fully described below under “—New Plan Benefits”). The reserve may be sufficient for a longer or shorter period of time, depending on our future equity grant needs, which are related to factors such as our participant population, future award forfeitures and cancellations, the Company’s acquisition activity, the Company’s stock price, and our retentive needs in a competitive compensation environment.
As described in detail in the “Executive Compensation” section of this proxy statement, equity compensation is integral to our operations, as we do not provide any cash compensation to our executive officers. Our executive officers, as with the other employees of our advisor, are instead eligible to receive equity awards from us, which provide them with long-term exposure to our performance and aligns their interests with those of our stockholders. If our stockholders do not approve the Plan Amendment, our future ability to issue appropriate equity compensation to hire and retain talent will be severely limited, which could have an adverse impact on our ability to retain our workforce and, ultimately, on our business. Additionally, replacing equity compensation with cash-settled awards could increase compensation expense and contribute to greater volatility in our reported earnings. Under current accounting rules, the Company would be required to mark-to-market any cash-settled awards that are indexed to the value of the Company’s common stock. This would cause fluctuations in our results and, if the Company’s stock price appreciates, an increase in compensation expense.
We are asking stockholders to approve the Plan Amendment. A summary of the material terms of the 2013 Plan, as amended by the Plan Amendment, is set forth below. The complete text of the Plan Amendment is provided in Annex A to this proxy statement, and for convenience, the complete text of our 2013 Plan (as amended by the Plan Amendment) is provided in Annex B to this proxy statement. Our summaries of the Plan Amendment and the 2013 Plan (as amended by the Plan Amendment) are qualified in their entirety by reference to the full text and provisions of the Plan Amendment and the 2013 Plan (as amended by the Plan Amendment) in Annex A and Annex B, respectively.

2021 Proxy Statement 43

The potential dilution resulting from issuing all of the 2,100,000 additional shares of the Company’s common stock available for issuance under the 2013 Plan as amended by the Plan Amendment, if approved, would be 4.9%, based on our common stock outstanding as of March 17, 2021 (approximately 42,705,098 shares, exclusive of 4,520,834 outstanding units in our operating partnership).

44	2021 Proxy Statement

SUMMARY OF THE 2013 PLAN, AS AMENDED BY THE PLAN AMENDMENT
Eligibility
Under the 2013 Plan, we may grant awards to employees, consultants and non-employee directors of the Company or its affiliates (including, without limitation, the Company’s advisor, Ashford Inc., and its subsidiaries). While we may grant incentive stock options only to employees of the Company or certain of its affiliates, we may grant nonqualified stock options and other types of awards to any eligible participant. As of March 27, 2021, we had seven non-employee directors and our affiliates had a total of approximately 5,262 employees (of which approximately 2,640 are on furlough), all of whom are eligible to participate in the 2013 Plan.
Types of Awards
The 2013 Plan authorizes the Company to grant:
•	nonqualified stock options;
•	incentive stock options;
•	unrestricted (or “bonus”) stock;
•	restricted stock;
•	phantom stock;
•	stock appreciation rights; and
•	other stock-based awards, including LTIP units in our operating partnership.
Shares Subject to the 2013 Plan
If the Plan Amendment is approved by our stockholders, the aggregate number of shares of our common stock available for issuance under the 2013 Plan would increase from 3,250,000 shares to 5,350,000 shares (an increase of 2,100,000 shares). These shares may be authorized but unissued shares or acquired in the open market.
In the event the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the 2013 Plan, the share limits set forth above, the number, amount and type of common stock subject to awards under the 2013 Plan, and the grant, purchase or exercise price of outstanding awards under the 2013 Plan will be ratably adjusted.
Any shares of common stock subject to an award under the 2013 Plan that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for awards under the 2013 Plan. The following shares of common stock shall not, however, again become available for awards under the 2013 Plan: (i) shares of common stock tendered to or withheld by the Company in payment of the purchase price of a stock option issued under the 2013 Plan; (ii) shares of common stock tendered to or withheld by the Company to satisfy any tax withholding obligation with respect to an award under the 2013 Plan; (iii) shares of common stock repurchased by the Company with proceeds received from the exercise of a stock option issued under the 2013 Plan; and (iv) shares of common stock subject to a stock appreciation right issued under the 2013 Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise.
Administration
The 2013 Plan is administered by the Compensation Committee of our Board of Directors (the “Compensation Committee”). Subject to the provisions of the 2013 Plan, the Compensation Committee interprets the 2013 Plan and all awards under the 2013 Plan, makes such rules as it deems necessary for the proper administration of the 2013 Plan, makes all other determinations necessary or advisable for the administration of the 2013 Plan, and corrects any defect or supplies any omission or reconciles any inconsistency in the 2013 Plan or in any award under the 2013 Plan

2021 Proxy Statement 45

in the manner and to the extent that the Compensation Committee deems desirable to effectuate the 2013 Plan. Any action taken or determination made by the Compensation Committee pursuant to the 2013 Plan will be final, binding and conclusive on all parties. The Compensation Committee will also select the participants who are granted any award, under the 2013 Plan.
The Compensation Committee may condition any award under the 2013 Plan, or the vesting or exercise thereof, upon continued service for a period of time and/or the achievement of any one or more performance goals.
Types of Awards
Stock Options. Stock options entitle the participant to purchase shares of our common stock at a price not less than the fair market value per share on the grant date. Stock options may be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options. The Compensation Committee may establish procedures through which the exercise price is payable in cash or by check, by a cashless broker-assisted exercise, by the transfer to the Company of shares of our common stock owned by the participant, by the Company withholding shares of our common stock otherwise deliverable to the participant upon the exercise of the stock option, or by a combination of these payment methods. No stock option will be exercisable more than 10 years after the grant date.
Restricted Stock. A grant of restricted stock constitutes an immediate transfer to the participant of the ownership of shares of our common stock. Restricted stock generally entitles the holder to voting and dividend rights. While restricted stock remains unvested, the transferability of the restricted stock may be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee on the grant date.
Bonus Stock. Bonus stock is a share of common stock not subject to any vesting or forfeiture restrictions.
Phantom Stock. Phantom stock is a right, subject to satisfaction of terms and conditions as imposed by the Compensation Committee, to receive, upon vesting, cash equal to the value of a stated number of shares of common stock. The right to receive payment of an award of phantom stock may be conditioned upon continued employment or achievement of performance goals.
Stock Appreciation Rights. A stock appreciation right is a right to receive from the Company an amount equal to the fair market value of the underlying share on the date of exercise less the grant price (or strike price) of the stock appreciation right. Stock appreciation rights can be tandem (i.e., granted with stock options to provide an alternative to the exercise of the option rights) or freestanding. Tandem appreciation rights may only be exercised at a time when the related option right is exercisable, and require that the related stock option be surrendered for cancellation. No stock appreciation right will be exercisable more than 10 years after the grant date.
Other Stock-Based Awards. Consistent with the terms of the 2013 Plan, the Compensation Committee will establish the terms of awards of other stock-based awards, including LTIP units. These awards may also be subject to vesting requirements as determined by the Compensation Committee, which may include completion of a period of service or attainment of performance objectives.
The LTIP units are a special class of partnership units in our operating partnership. Grants of LTIP units are designed to offer participants the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under the 2013 Plan, reducing availability for other equity awards, because LTIP units are convertible into common units of our operating partnership, which may themselves be converted into shares of our common stock based on a conversion ratio of 1:1. As a result, an LTIP unit granted may result in an issuance of one share of our common stock. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the treatment of time-vested restricted stock. (Note that distributions on LTIPs that vest subject to achievement of performance goals accrue on unvested units and are paid in the form of additional common units of our operating partnership on the actual number of LTIP units that vest.) The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. Upon the occurrence of certain corporate events, which are not performance-related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP

46	2021 Proxy Statement

units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that a participant will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.
Subject to satisfaction of the applicable performance- or service-vesting requirements for the LTIP units, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the Company’s stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of our operating partnership or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for the operating partnership. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of a partnership interest. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when the operating partnership’s assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of the operating partnership at the time a sale or deemed sale occurs, full economic parity would not be reached.
Change of Control
In the event of a “change of control,” as defined in the 2013 Plan, unless otherwise provided in the terms of an applicable award, the Board shall have the authority, in its sole discretion, to (i) cause the acquirer in the “change of control” transaction to assume the outstanding awards under the 2013 Plan (or exchange them for awards with respect to the acquirer’s stock), (ii) terminate the 2013 Plan, (iii) terminate and cancel outstanding unvested or unexercised awards on terms and conditions the Board deems appropriate, (iv) if the acquirer refuses to assume the awards under the 2013 Plan (or exchange them for awards with respect to the acquirer’s common stock), the Board may accelerate vesting or exercisability of the awards, and/or waive, alter, or amend any applicable performance goals or other restrictions or limitations with respect to such awards. In addition, if the acquirer refuses to assume the awards under the 2013 Plan (or exchange them for awards with respect to the acquirer’s common stock), the Board may require that all (but not less than all) participants in the 2013 Plan surrender their awards in exchange for cash (based on the fair market value of the shares underlying the award, or, in the case of an option, the “spread value” of such option).
Clawback
All awards granted under the 2013 Plan (including any proceeds, gains or other economic benefit actually or constructively received by a participant upon any receipt or exercise of any award or upon the receipt or resale of any shares of common stock underlying the award) shall be subject to the provisions of any clawback policy implemented by the Company, our advisor, or any affiliate of the foregoing, as applicable, including, without limitation, any clawback policy adopted to comply with the requirements of any federal or state laws and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable award agreement.
Minimum Vesting
No award under the 2013 Plan that vests based on continued employment or the passage of time shall vest in less than one year from the date the award is made, other than upon the death or disability of the participant or in the case of termination without “cause” or for “good reason,” or a termination following a “change of control,” in each case as specified in the document or instrument evidencing the award granted under the 2013 Plan. The performance period for any such award that vests based in whole or in part on performance shall be at least one year. Notwithstanding the foregoing, up to five percent (5%) of the shares authorized under the 2013 Plan and any shares issued pursuant to an award granted to a non-employee director may be issued pursuant to the vesting of awards over less than a one-year period.

2021 Proxy Statement 47

Transferability
Awards under the 2013 Plan are generally not transferable. However, the Compensation Committee may approve transfers to certain family members of a participant, a trust solely for the benefit of a participant and the participant’s family members, a partnership or limited liability company whose only partners or stockholders are the participant and the participant’s family members, or a beneficiary to whom donations are eligible to be treated as “charitable contributions.”
Prohibition on Repricing
The Compensation Committee does not have the right, without stockholder approval, to (i) grant to holders of outstanding options or stock appreciation rights, in exchange for the surrender and cancellation of such options or stock appreciation rights, (x) new options or stock appreciation rights having exercise or grant prices lower than the exercise or grant price provided in the options or stock appreciation rights so surrendered and canceled, or (y) another award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled option or stock appreciation right, or (ii) take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
Amendment; Duration; Termination
The Board may amend, suspend, or terminate the 2013 Plan; provided, however, no amendment, suspension, or termination of the 2013 Plan may, without the consent of the holder of an award, terminate such award or adversely affect such holder's rights with respect to such award in any material respect; provided further, however, that any amendment which would constitute a “material revision” of the plan (as that term is used in the rules of the NYSE) will be subject to stockholder approval. If not sooner terminated as described above, the plan will terminate on May 12, 2025, and no new awards may be granted after the termination date. Awards made before the termination of the plan will continue in accordance with their terms.
Material U.S. Federal Income Tax Consequences Related to Awards Granted under the 2013 Plan
The following is a brief summary of certain material U.S. federal income tax consequences related to awards under the 2013 Plan. This summary is not intended to be complete and does not purport to cover federal employment tax or other federal tax consequences, or any state, local, or non-U.S. taxes.
Tax Consequences to Participants
Incentive Stock Options. No income generally will be recognized by a participant upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss.
If shares of our common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
Nonqualified Stock Options. In general, no income will be recognized by a participant at the time a nonqualified stock option is granted. Upon exercise of a nonqualified stock option, ordinary income will be recognized by the participant in an amount equal to the difference between the exercise price and the market value of the shares, if unrestricted, on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

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Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant generally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the market value of any unrestricted shares of our common stock (or other securities or property) received on the exercise.
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the market value of such shares (determined without regard to any such restrictions) over the purchase price, if any, of such restricted stock.
Other Stock-Based Awards. The tax consequences of another stock-based award will depend on the structure and terms of such award. Generally, LTIP units are intended to be treated as “profits interests” for purposes of the Code, meaning that a participant will generally not recognize income on the date of grant or vesting of an LTIP unit, and may benefit from taxation at long-term capital gains rates upon disposition of the LTIP unit if applicable holding period requirements are satisfied.
Tax Consequences to the Company
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will generally be entitled to a corresponding deduction, subject to applicable limitations under the Code (including Section 162(m) of the Code). The Company is not entitled to a corresponding deduction where a participant recognizes capital gain (or loss) in the circumstances described above.
Section 409A of the Code
Certain types of awards under the 2013 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2013 Plan and awards granted under the 2013 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Compensation Committee, the 2013 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

2021 Proxy Statement 49

New Plan Benefits
Subject to approval of the Plan Amendment by our stockholders at the 2021 Annual Meeting of Stockholders, the Compensation Committee has approved certain awards under the 2013 Plan (as amended by the Plan Amendment) set forth in the table below. If our stockholders do not approve the Plan Amendment, these awards will automatically terminate and be forfeited by each participant for no consideration. In such event, the Compensation Committee may need to consider grants of cash-based awards or other cash-based retention mechanisms to address our retention needs going forward:
Name and Position	Dollar Value ($)(1)	Number of Units(2)
Richard J. Stockton, President and Chief Executive Officer	1,788,653	259,225
Deric S. Eubanks, Chief Financial Officer	1,144,731	165,903
Jeremy J. Welter, Chief Operating Officer	1,550,161	224,661
Robert G. Haiman, Executive Vice President, General Counsel, and Secretary	1,001,645	145,166
J. Robison Hays, III, Former Chief Strategy Officer	190,785	27,650
All executive officers as a group	6,343,736	919,382
All non-executive directors as a group	2,504,114	362,915
All non-executive officer employees as a group(3)	—	—
(1)	The dollar value shown is based on a closing share price of our common stock of $6.90 on February 25, 2021, the day before the Compensation Committee approved these awards.
(2)
A portion of each equity award is in the form of time-based equity and a portion is in the form of performance-based equity. The number of equity awards shown for the performance-based equity awards and the corresponding dollar amount is based on achievement of target levels of performance, although the actual number of performance-based equity awards that may vest is between 0% and 200% of the target number. The number of units shown in this column represents awards of restricted stock, performance stock units, and both time-based and performance-based LTIP units in our operating partnership.

(3)	The figures reported in this row are for employees of our advisor, Ashford Inc., and its subsidiaries (other than our executive officers) for whom the Compensation Committee has approved awards.
(4)
The awards shown in the table above represent only the awards that the Compensation Committee has approved and that are subject to stockholder approval of the Plan Amendment. Certain of our 2021 annual equity awards (including a portion of the 2021 awards to our named executive officers) were granted under our existing reserve under the 2013 Plan, and are therefore not subject to stockholder approval of the Plan Amendment. For further details regarding our annual equity awards to our named executive officers, please refer to the “Executive Compensation” discussion in this Proxy Statement.

Other than these awards, because benefits under the 2013 Plan are at the discretion of the Compensation Committee, it is not possible to determine the value of benefits that will be received by participants in the 2013 Plan with respect to any awards made in the future.
Equity Compensation Plan Information
The following table sets forth certain information with respect to securities authorized and available for issuance under our equity compensation plans as of December 31, 2020:
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price Of Outstanding Options, Warrants, And Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	None	N/A	2,348,281(1)
Equity compensation plans not approved by security holders	None	N/A	None
Total	None	N/A	2,348,281
(1)
As of December 31, 2020, approximately 748,000 shares of our common stock, or securities convertible into approximately 748,000 shares of our common stock, remained available for issuance under our 2013 Equity Incentive Plan and 1.6 million shares of our common stock, or securities convertible into 1.6 million shares of our common stock, remained available for issuance under our Advisor Equity Incentive Plan. On February 23, 2021, the board of directors terminated the Advisor Equity Incentive Plan. 1.6 million shares of common stock reserved pursuant with the Advisor Incentive Plan were never utilized (and no shares were ever issued thereunder). Following the termination of the Advisor Equity Incentive Plan, no shares may be issued thereunder.

50	2021 Proxy Statement

Vote Required for Approval
Approval of the Plan Amendment requires the affirmative vote of a majority of the votes cast. In accordance with NYSE rules, abstentions will be treated as a vote against approval of the Plan Amendment. Assuming a valid quorum is otherwise established, broker non-votes will have no effect on the outcome of any vote on the proposal to approve the Plan Amendment.
Recommendation of the Board
The Board unanimously recommends a vote FOR the approval of the Plan Amendment. The Board believes it is in the best interests of the Company and its stockholders to enable the Company to implement equity incentive compensation arrangements that are able to appropriately incentivize and retain our executive officers and non-employee directors, employees of our advisor, and others providing advisory or consulting services to the Company, and align the interests of participants with the interests of our stockholders. If our stockholders do not approve the Plan Amendment, our future ability to issue appropriate equity compensation to hire and retain talent will be severely limited, which could have an adverse impact on our ability to retain our workforce and, ultimately, on our business.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NUMBER FOUR, APPROVAL OF AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN.

2021 Proxy Statement 51

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of March 15, 2021 regarding the ownership of our equity securities by (i) each person known to us who beneficially owns, directly or indirectly, more than five percent of our outstanding shares of voting stock, (ii) each of our directors and named executive officers and (iii) all of our directors and executive officers as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes: (i) all shares the person owns beneficially; (ii) all shares over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (iii) all shares the person has the right to acquire within 60 days. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares of our voting stock shown to be beneficially owned by such person or entity. As of March 15, 2021, we had an aggregate of 41,124,073 shares of voting stock outstanding, consisting of 41,124,073 shares of our common stock. Except as indicated in the footnotes to the table below, the address of each person listed below is the address of our principal executive office, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
Security Ownership of Management and Directors
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Monty J. Bennett	2,125,882(3)	5.0%
Richard J. Stockton	166,823	*
J. Robison Hays, III	165,251	*
Jeremy J. Welter	287,228	*
Deric S. Eubanks	133,199	*
Mark L. Nunneley	264,508	*
Robert G. Haiman	81,798	*
Stefani D. Carter	40,283	*
Candace Evans	14,082	*
Kenneth H. Fearn, Jr.	29,559	*
Curtis B. McWilliams	50,294	*
Matthew D. Rinaldi	49,849	*
Abteen Vaziri	21,996	*
All directors and executive officers as a group (13 persons)	3,430,752	8.0%
*	Denotes less than 1.0%
(1)
Ownership includes common units of Braemar OP issued in connection with our spin-off from Ashford Trust in November 2013. Beginning one year from the issuance date, such common units issued are redeemable by the holder for cash or, at our option, shares of our common stock on a one-for-one basis. Assumes that all common units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable). The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of March 15, 2021 but excludes any LTIP units (including Performance LTIPs) issued subsequent to March 15, 2021 or that have not yet achieved economic parity or PSUs, LTIP units or Performance LTIPs that have not yet vested. All LTIP units that have achieved economic parity with the common units are, subject to certain time-based and/or performance-based vesting requirements, convertible into common units, which may be redeemed for either cash or, at our sole discretion, up to one share of our common stock. Ownership does not include shares of our Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.

(2)
In computing the percentage ownership of a person or group, we have assumed that the common units of Braemar OP held by that person or the persons in the group have been redeemed for shares of our common stock and the LTIP units held by that person or the persons in the group that have achieved economic parity with the common units are redeemed for common stock and that those shares are outstanding but that no common units or LTIP units held by other persons are redeemed for shares of our common stock.

(3)
Includes 246,954 common units held directly by Ashford Financial Corporation, 50% of which is owned by Mr. Monty J. Bennett. Mr. Monty J. Bennett disclaims beneficial ownership in excess of his pecuniary interest in such common units.

Security Ownership of Certain Beneficial Owners
The following table sets forth information as of March 15, 2021 regarding the ownership of our equity securities by the persons known to Braemar to be the beneficial owners of five percent or more of our common stock (our only voting securities), by virtue of the filing of a Schedule 13D or Schedule 13G with the SEC. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Braemar’s common stock.

52	2021 Proxy Statement

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Al Shams Investments Limited	3,075,194(2)	7.5%
Monty J. Bennett	2,125,882(3)	5.0%
(1)
As of March 15, 2021, there were outstanding and entitled to vote 41,124,073 shares of common stock. Ownership does not include shares of our Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.

(2)
Based on information provided by Al Shams Investments Limited in a Schedule 13D filed with the SEC on August 29, 2019. Per such Schedule 13D, Al Shams Investments Limited has shared voting power over all of such shares and shared dispositive power of all of such shares. The principal business address of Al Shams Investments Limited is 5B Waterloo Lane, Pembroke HM 08, Bermuda.

(3)
The total number of shares of the Company’s common stock outstanding used in calculating the percentage assumes that operating partnership units held by this person, including LTIP units that have achieved economic parity with our common stock, are converted into common stock but none of the operating units held by other people is converted into common stock. Mr. Monty J. Bennett owns a portion of his shares indirectly. Also, the amount reported for Mr. Monty J. Bennett includes shares previously held by MJB Operating, LP, which have been transferred to MJB Investments, LP.

2021 Proxy Statement 53

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
This section of the proxy statement describes certain relationships and related person transactions we have that could give rise to conflicts of interest. A “related transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, since the beginning of our last fiscal year or currently proposed, in which: (i) our Company was or is to be a participant; (ii) the amount involved exceeds $120,000; and (iii) any related person had or will have a direct or indirect material interest.
A “related person” means: (i) any director, director nominee or executive officer of the Company; (ii) any person known to the Company to be the beneficial owner of more than 5% of its outstanding voting stock at the time of the transaction; (iii) any immediate family member of either of the foregoing; or (iv) a firm, corporation or other entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has at least a 10% equity interest.
Conflict of Interest Policies
We take conflicts of interest seriously and aim to ensure that transactions involving conflicts or potential conflicts are thoroughly examined and approved only by independent Board members.
Because we could be subject to various conflicts of interest arising from our relationships with Ashford Trust and Ashford Inc., including its subsidiaries Premier, Remington Hotels and Ashford LLC, their respective affiliates and other parties, to mitigate any potential conflicts of interest, we have adopted a number of policies governing conflicts of interest. Our bylaws require that, at all times, a majority of our Board of Directors be independent directors, and our Corporate Governance Guidelines require that two-thirds of our Board of Directors be independent directors at all times that we do not have an independent chairman.
Our Corporate Governance Guidelines provide that, in order to mitigate potential conflicts of interest, any waiver, consent, approval, modification, enforcement, or elections which the Company may make pursuant to any agreement between the Company, on the one hand, and any of the following entities, on the other hand, shall be within the exclusive discretion and control of a majority of the independent directors: (a) Ashford Trust or any of its subsidiaries; (b) Ashford Inc. or any of its subsidiaries; (c) any entity controlled by Mr. Monty J. Bennett and/or Mr. Archie Bennett, Jr.; and (d) any other entity advised by Ashford Inc. or its subsidiaries.
Additionally, our Board has adopted our Code of Business Conduct and Ethics, which includes a policy for review of any transactions in which an individual’s private interests may interfere or conflict in any way with the interests of the Company. Pursuant to the Code of Business Conduct and Ethics, employees must report any actual or potential conflict of interest involving themselves or others to our Executive Vice President, General Counsel and Secretary. Directors must make such report to our Executive Vice President, General Counsel and Secretary or the Chairman of the Nominating and Corporate Governance Committee. Officers must make such report to the Chairman of the Nominating and Corporate Governance Committee.
Our Related Party Transactions Committee is a committee composed of three independent directors and is tasked with reviewing any transaction in which our officers, directors, Ashford Inc. or Ashford Trust or their officers, directors or respective affiliates have an interest, including our advisor or any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny a new proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to independent directors on past approved related party transactions.
Finally, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest. Such transactions may be voidable under Maryland law, unless certain safe harbors are met. Our charter contains a requirement, consistent with one such safe harbor, that any transaction or agreement involving us, any of our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate or associate of any director or officer requires the approval of a majority of disinterested directors.

54	2021 Proxy Statement

Our Relationship and Agreements with Ashford Inc. and its Subsidiaries
We are advised by Ashford Inc. and its subsidiary, Ashford LLC. Pursuant to the advisory agreement, Ashford Inc. and Ashford LLC serve as our advisor and are responsible for implementing our investment strategies and decisions and managing our day-to-day operations, in each case subject to the supervision and oversight of our Board of Directors. Ashford Inc. and Ashford LLC may also perform similar services for new or existing platforms created by us, Ashford Inc. or Ashford Trust.
Our Chairman, Mr. Monty J. Bennett, also serves as Chairman and Chief Executive Officer of Ashford Inc. As of March 15, 2021, Mr. Monty J. Bennett may be deemed to beneficially own approximately 2,834,355 shares of Ashford Inc.’s common stock (consisting of common stock, vested options to purchase common stock, and common units in Ashford Inc.’s operating company which are redeemable for cash or, at the option of Ashford Inc., for shares of Ashford Inc.’s common stock on a one-for-one basis, and inclusive of approximately 1,974,319 shares of Ashford Inc.’s common stock issuable in the aggregate upon conversion of 9,279,300 shares of Ashford Inc.’s Series D Cumulative Convertible Preferred Stock (the “Series D Convertible Preferred Stock”) beneficially owned by Mr. Monty J. Bennett as of such date, each of which shares of Series D Convertible Preferred Stock is convertible into shares of Ashford Inc. common stock at a conversion ratio equal to the liquidation price of a share of Series D Convertible Preferred Stock (which is $25) divided by $117.50). In accordance with SEC rules, Mr. Monty J. Bennett may be deemed to beneficially own approximately 52.9% of Ashford Inc.’s common stock.
As of March 15, 2021, Mr. Monty J. Bennett’s father, Mr. Archie Bennett, Jr., is deemed to beneficially own approximately 2,137,660 shares of Ashford Inc.’s common stock (consisting of common stock and common units in Ashford Inc.’s operating company redeemable for cash or, at the option of Ashford Inc., into shares of Ashford Inc.’s common stock on a one-for-one basis, inclusive of approximately 2,016,872 shares of Ashford Inc.’s common stock issuable in the aggregate upon conversion of 9,479,300 shares of Ashford Inc.’s Series D Convertible Preferred Stock beneficially owned by Mr. Archie Bennett, Jr. as of such date). In accordance with SEC rules, Mr. Archie Bennett, Jr. may be deemed to beneficially own approximately 42.5% of Ashford Inc.’s common stock.
All of our executive officers are executive officers or employees of Ashford Inc. (with the exception of our President and Chief Executive Officer, Mr. Richard J. Stockton, who is not an executive officer of Ashford Inc.), and we have one common director with Ashford Inc., Mr. Monty J. Bennett, Chairman of our Board and Chairman of Ashford Inc. As of March 15,, 2021, our directors and executive officers and their immediate family members (other than Mr. Monty J. Bennett, who is our Chairman, and Mr. Archie Bennett, Jr., who is Mr. Monty J. Bennett’s father, each of whose beneficial ownership in Ashford Inc. is disclosed above) collectively may be deemed to beneficially own 962,819 shares of Ashford Inc.’s common stock. In accordance with SEC rules, our directors and executive officers and their immediate family members (other than Mr. Monty J. Bennett and Mr. Archie Bennett, Jr.) may be deemed to beneficially own approximately 27.6% of Ashford Inc.’s common stock.1
The fees due to Ashford Inc. and its subsidiaries pursuant to the agreements described below are paid by us to Ashford Inc. or its subsidiaries, and Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Inc., from the payment by us of such fees to Ashford Inc. or its subsidiaries.
Our Board of Directors has the authority to make annual equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-employee directors, based on our achievement of certain financial and other hurdles established by our Board of Directors. For the year ended December 31, 2020, we awarded equity grants of our common stock, LTIP units, performance stock units, and Performance LTIPs to Ashford Inc.’s executive officers valued at approximately $1.6 million (based on the target level) and equity grants of our common stock, LTIP units and performance stock units to Ashford Inc.’s non-executive employees valued at approximately $0.8 million. In March 2021, we awarded equity grants of our common stock, LTIP units, performance stock units, and Performance LTIPs to Ashford Inc.’s executive officers valued at approximately $9.7 million ($7.2 million of which are subject to approval at the Annual Meeting) and equity grants of our common stock, LTIP units and performance stock units to Ashford Inc.’s non-executive employees valued at approximately $4.2 million ($1.8 million of which are subject to approval at the Annual Meeting).
[1]
The total number of shares outstanding used in calculating the percentage for each person assumes that the common units and vested options held by such person are redeemed for common stock and the Series D Convertible Preferred Stock beneficially owned by any such person are converted into common stock at the stated conversion ratio, but none of the common units or vested options held by other persons are redeemed for common stock or, in the case of the Series D Convertible Preferred Stock, are converted into common stock.

2021 Proxy Statement 55

Advisory Agreement
Our advisory agreement with Ashford Inc. has an initial ten-year term, which expires on January 24, 2027. The advisory agreement is automatically renewed for successive ten-year terms after its expiration unless terminated either by us or Ashford Inc. Ashford Inc. is entitled to receive from us, on a monthly basis, a base fee, in an amount equal to 1/12th of (i) 0.70% or less of our total market capitalization plus (ii) a net asset fee adjustment (as described below), subject to a minimum monthly fee. The net asset fee adjustment is an amount equal to (i) the product of the Sold Non-ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of real property (other than any hotel assets purchased pursuant to the enhanced return funding program described below) sold or disposed of after the date of the Enhanced Return Funding Program Agreement, commencing with and including the first such sale) and 0.70% plus (ii) the product of the Sold ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of hotel assets purchased pursuant to the enhanced return funding program described below and then sold or disposed of by us after the date of the Enhanced Return Funding Program Agreement, commencing with and including the first such sale) and 1.07%. As a result of these provisions, in the event that we dispose of hotel properties in the future, we will continue to pay advisory fees to Ashford Inc. in respect of hotel properties that we have sold. Ashford Inc. may also be entitled to receive an incentive fee from us based on our performance, as measured by our total annual stockholder return compared to a defined peer group. For the year ended December 31, 2020, we paid to Ashford Inc. a base fee of $10.0 million. In January 2020, we paid Ashford Inc. a one-third installment (approximately $678,000) of the incentive fee incurred (approximately $2 million) with respect to its services in 2018. For the year ended December 31, 2020 the Company recorded a credit to the incentive fee of $678,000 as a result of not meeting the fixed-charge coverage ratio threshold required for paying the final installment of the incentive fee incurred in 2018 that would have been paid in January 2021.
In addition, Ashford Inc. is entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by Ashford Inc. or its affiliates on our behalf or in connection with the services provided by Ashford Inc. pursuant to the advisory agreement, which includes our pro rata share of Ashford Inc.’s office overhead and administrative expenses incurred in providing its duties under the advisory agreement. For the year ended December 31, 2020, we reimbursed Ashford Inc. for expenses paid or incurred on our behalf totaling approximately $1.8 million.
If either Ashford Inc. or Ashford LLC performs services for us outside the scope of the advisory agreement, we are obligated to separately pay for such additional services. Ashford Inc. and Ashford LLC are also entitled to receive a termination fee from us under certain circumstances upon the termination of the advisory agreement, and upon certain events that result in a change of control of us, to escrow funds that belong to us to secure our obligation to pay the termination fee. In the event the termination fee is payable under our advisory agreement, we will be required to pay Ashford Inc. or its subsidiaries a termination fee equal to the greater of:
•
(i) 12 multiplied by (ii) the sum of (A) Ashford Inc.’s net earnings for the 12-month period ending on the last day of the fiscal quarter preceding the termination date of our advisory agreement (“LTM Period”) and (B) to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement;

•
(i) the quotient of (A) Ashford Inc.’s total market capitalization on the trading day immediately preceding the date of payment of the termination fee, divided by (B) Ashford Inc.’s Adjusted EBITDA (as defined in Ashford Inc.’s Form 10-Q and Form 10-K filed with the SEC following the end of each fiscal quarter or fiscal year, as applicable) for the LTM Period, multiplied by (ii) net earnings for the LTM Period plus, to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement; and

•
the simple average, for the three years preceding the fiscal year in which the termination fee is due, of (i) the quotient of (A) Ashford Inc.’s total market capitalization on the trading day immediately preceding the date of payment of the termination fee, divided by (B) Ashford Inc.’s Adjusted EBITDA for the LTM Period multiplied by (ii) net earnings for the LTM Period plus, to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement.

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Additionally, pursuant to our charter, we are required to nominate persons designated by Ashford LLC as candidates for election as directors at any stockholders meeting at which directors are to be elected, such that Ashford LLC’s designees constitute as nearly as possible 29% of our Board of Directors, in all cases rounding to the next larger whole number, for so long as the advisory agreement is in effect.
Enhanced Return Funding Program Agreement
On January 15, 2019, we entered into the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Fifth Amended and Restated Advisory Agreement with our advisor. The independent members of our Board and the independent directors of the board of directors of Ashford Inc., with the assistance of separate and independent legal counsel, engaged to negotiate the Enhanced Return Funding Program Agreement on our behalf and Ashford Inc.’s behalf, respectively. Under the Enhanced Return Funding Program Agreement, Ashford Inc. agreed to provide $50 million to us in connection with our acquisition of hotels recommended by Ashford Inc., with the option to increase the funding commitment to up to $100 million upon mutual agreement by the parties. Ashford Inc. is obligated to provide us 10% of the acquired hotel’s purchase price in exchange for furniture, fixtures and equipment (“FF&E”), which is subsequently leased to us rent-free. As a result of The Ritz-Carlton Lake Tahoe acquisition in 2019, Braemar was entitled to receive $10.3 million from Ashford LLC in the form of future purchases of FF&E at Braemar hotel properties that will be leased to us by Ashford LLC rent free. As of December 31, 2020, Ashford LLC has remitted payments of $10.3 million to the Company.
Lismore Agreement
On March 20, 2020, the Company entered into an agreement with Lismore Capital II LLC (“Lismore”), a subsidiary of Ashford Inc., to engage Lismore to seek modifications, forbearances or refinancings of the Company’s loans (the “Lismore Agreement”). Pursuant to the Lismore Agreement, Lismore shall, during the agreement term, (which commenced on March 20, 2020 and shall end on the date that is 12 months following the commencement date, or upon it being terminated by the Company on not less than 30 days’ written notice) negotiate the refinancing, modification or forbearance of the existing mortgage and mezzanine debt on the Company’s hotels and secured revolving credit facility.
In connection with the services provided by Lismore, Lismore shall be paid an advisory fee (the “Advisory Fee”) of up to 50 basis points (0.50%) of the aggregate amount of the modifications, forbearances or refinancings of the Company’s mortgage and mezzanine debt and its secured revolving credit facility (the “Financing”), calculated and payable as follows: (i) 12.5 basis points (0.125%) of the aggregate amount of potential Financings upon execution of the Lismore Agreement; (ii) 12.5 basis points (0.125%) payable in six equal installments beginning April 20, 2020 and ending on September 20, 2020; provided, however, in the event the Company does not complete, for any reason, Financings during the term of the Lismore Agreement equal to or greater than $1,091,250,000, then the Company shall offset, against any fees owed by the Company or its affiliates pursuant to the Advisory Agreement, a portion of the fee paid by the Company to Lismore equal to the product of (x) the amount of Financings completed during the term of the Lismore Agreement minus $1,091,250,000 multiplied by (y) 0.125%; and (iii) 25 basis points (0.25%) payable upon the acceptance by the applicable lender of any Financing.
Upon entering into the agreement with Lismore, the Company made a payment of $1.4 million. No amount of this payment can be clawed back. As of December 31, 2020, the Company has also paid $1.4 million related to periodic installments of which $683,000 has been expensed in accordance with the agreement and $681,000 may be offset against future fees under the Lismore Agreement that are eligible for claw back under the Lismore Agreement. Further, the Company has paid $1.4 million in success fees under the Lismore Agreement in connection with each signed forbearance or other agreement, of which no amounts are available for claw back. As of December 31, 2020, the Company has paid Lismore approximately $4.1 million, of which approximately $1.0 million is included in “other assets”.
On August 25, 2020, in light of the fact that Lismore negotiated access to the FF&E reserves but no forbearance on debt service for the $435 million mortgage loan secured by the Marriott Seattle Waterfront, Sofitel Chicago Magnificent Mile, The Notary Hotel and The Clancy, the independent members of the board of directors of Ashford Inc. waived $1.6 million of Lismore success fees that otherwise would have been payable by us.

2021 Proxy Statement 57

Project Management Agreement
In connection with Ashford Inc.’s August 8, 2018 acquisition of Premier, we entered into a project management agreement with Ashford Inc.’s indirect subsidiary, Premier, pursuant to which Premier provides project management services to our hotels, including construction management, interior design, architectural services, and the purchasing, freight management, and supervision of installation of FF&E and related services. Pursuant to the project management agreement, we pay Premier: (a) project management fees of up to 4% of project costs; and (b) for the following services as follows: (i) architectural (6.5% of total construction costs); (ii) construction management for projects without a general contractor (10% of total construction costs); (iii) interior design (6% of the purchase price of the FF&E designed or selected by Premier); and (iv) FF&E purchasing (8% of the purchase price of FF&E purchased by Premier; provided that if the purchase price exceeds $2.0 million for a single hotel in a calendar year, then the purchasing fee is reduced to 6% of the FF&E purchase price in excess of $2.0 million for such hotel in such calendar year). On March 20, 2020, we amended the project management agreement to provide that Premier’s fees shall be paid by the Company to Premier upon the completion of any work provided by third party vendors to the Company. For the year ended December 31, 2020, the amount of project management and service fees we paid to Premier was approximately $2.5 million. Additionally, there were other reimbursed expenses of approximately $0.3 million. In March 2021, we awarded equity grants of our common stock or LTIP units to Premier’s employees valued at approximately $199,000.
Project Management Mutual Exclusivity Agreement
Also, in connection with Ashford Inc.’s August 8, 2018 acquisition of Premier, we and our operating partnership entered into a mutual exclusivity agreement with Premier, pursuant to which we have agreed to hire Premier or its affiliates for the development and construction, capital improvement, refurbishment, and/or project management or other services in connection with any acquisition or investment by us in a hotel, unless our independent directors either: (i) unanimously vote not to engage Premier; or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Premier because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Premier or that another manager or developer could perform the duties materially better. Pursuant to the mutual exclusivity agreement, we have a first right of refusal to purchase lodging investments identified by Premier and any of its affiliates that meet our investment criteria.
Hotel Management Agreement
Our operating partnership previously entered into a master management agreement with Remington Lodging, pursuant to which Remington Lodging provided us with hotel management services and project management services with respect to hotels owned or leased by us. In connection with Ashford Inc.’s August 8, 2018 acquisition of Premier, our operating partnership and Remington Lodging entered into an amended and restated hotel management agreement with respect to hotel management. Under our amended and restated hotel management agreement with Remington Lodging, Remington Lodging provides hotel management services to three of our hotels, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures) and related services. In connection with Ashford Inc.’s November 6, 2019 acquisition of Remington Lodging, Remington Hotels became a subsidiary of Ashford Inc., and the master hotel management agreement between our operating partnership and Remington Hotels remains in effect. From and after November 6, 2019, pursuant to the hotel management agreement, we paid Remington Hotels hotel management fees and other fees.
We pay monthly hotel management fees equal to the greater of approximately $14,000 per hotel (increased annually based on consumer price index adjustments) or 3% of gross revenues as well as annual incentive management fees, if certain operational criteria were met and other general and administrative expense reimbursements primarily related to accounting services. Pursuant to the terms of a letter agreement dated March 13, 2020, in order to allow Remington Hotels to better manage its corporate working capital and to ensure the continued efficient operation of our hotels, we agreed to pay the base fee and to reimburse all expenses on a weekly basis for the preceding week, rather than on a monthly basis. The letter agreement went into effect on March 13, 2020 and will continue until terminated by us.

58	2021 Proxy Statement

For the year ended December 31, 2020, the amount of hotel management fees incurred by us to Remington Hotels was approximately $1.0 million which includes approximately $1.0 million of base management fees and $0 of incentive fees.. Additionally, there were other reimbursed expenses of approximately $0.4 million. In March 2021, we awarded equity grants of our common stock or LTIP units to Remington Hotels’ non-executive employees valued at approximately $27,000.
Hotel Management Mutual Exclusivity Agreement
Further, we and our operating partnership have an amended and restated mutual exclusivity agreement with Remington Hotels and our Chairman, Mr. Monty J. Bennett, and his father, Mr. Archie Bennett, Jr., pursuant to which we have a first right of refusal to purchase lodging investments identified by Remington Hotels that do not meet the investment criteria of Ashford Trust. We also agreed to hire Remington Hotels or its affiliates for the management of any hotel which is part of an investment we elect to pursue, unless our independent directors either (i) unanimously vote not to engage Remington Hotels, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington Hotels because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington Hotels or that another manager or developer could perform the duties materially better.
Ashford Inc. Interest in Certain Entities
The table below sets forth the entities in which Ashford Inc. had an interest as of December 31, 2020 with which we or our hotel properties contracted for products and services (other than advisory services pursuant to the advisory agreement), the approximate amounts paid by us for those services, Ashford Inc.’s interests in such entities (excluding the impact of the 0.2% minority interest in Ashford Hospitality Holdings LLC, a subsidiary of Ashford Inc., not held by Ashford Inc.), and the number of board seats Ashford Inc. has on such companies’ boards, such board seats being filled by directors or officers of us and/or directors, officers or employees of Ashford Inc.
Company Name	Product or Service	Amounts Paid by/ (Retained by) us for Product or Service in 2020	Ashford Inc. Interest	Ashford Inc. Board Seats/ Board Seats Available
OpenKey(1)	Mobile key app	$38,000	49.0%	1/3
Pure Wellness(2)	Hypoallergenic premium rooms	$52,000	70.0%	2/3
Lismore Capital(3)	Debt placement and related services	$4,093	100%	N/A
Presentation Technologies LLC(4)	Audio visual services	$(592,000)	100%	N/A
RED Leisure	Watersports activities and travel/transportation services	$(139,000)	84.2%	2/3
Ashford LLC	Insurance claims services	$108,000	100%	N/A
Ashford LLC	FF&E purchases	$1,816,000	100%	N/A
Premier(5)	Project management services	$2,849,000	100%	N/A
Remington Hotels(6)	Hotel management services	$1,446,000	100%	N/A
Ashford Securities LLC(7)	Broker-dealer services	$658,000	100%	2/2
(1)
As of December 31, 2020, Ashford Trust held a 17.5% noncontrolling interest in OpenKey, Inc. (“OpenKey”), and Braemar held an 8.2% noncontrolling interest in OpenKey. Ashford Inc., Ashford Trust, and Braemar invested $1.2 million, $430,000 and $26,000, respectively, in OpenKey during the year ended December 31, 2020. In addition, Mr. Welter, our Chief Operating Officer, has been issued 75,000 options outstanding pursuant to OpenKey’s 2015 stock plan, equating to an approximate 0.4% ownership in OpenKey. Pursuant to the Voting Agreement, dated as of March 8, 2016, Ashford Lending Corporation or its affiliates may designate one member of the board of directors of OpenKey, and the holders of a majority of OpenKey’s Voting Series A Preferred Stock not held by any affiliate of Ashford Inc. may appoint an additional director. On March 9, 2021, Ashford Inc. acquired all of the redeemable noncontrolling interest’s shares in OpenKey for a purchase price of approximately $1.9 million. As a result of the acquisition, Ashford Inc.’s ownership in OpenKey increased to 74.8% with the remainder held by noncontrolling interest holders, including 17.1% and 8.0% owned by Ashford Trust and Braemar, respectively.

(2)
On April 6, 2017, a subsidiary of Ashford Inc. acquired substantially all of the assets and certain liabilities of PRE Opco, LLC, a New York limited liability company that provides hypoallergenic premium room services to hotels and other venues, including hotels owned by us and our affiliates.

(3)
On June 13, 2017, Lismore Capital II LLC (formerly known as Lismore Capital LLC), a wholly-owned subsidiary of our advisor, was formed in order to offer debt placement services to us, our affiliates and third parties.

(4)
On November 1, 2017, a subsidiary of Ashford Inc. acquired an 85% controlling interest in a privately held company that conducts the business of Presentation Technologies LLC (“JSAV”) in the United States, Mexico, and the Dominican Republic. On March 1, 2019, JSAV acquired a privately-held company that conducts the business of BAV Services in the United States (“BAV”) for approximately $9.0 million,

2021 Proxy Statement 59

excluding contingent consideration and transaction costs. BAV is an audio visual rental, staging, and production company, focused on meeting and special event services. As a result of the acquisition, Ashford Inc.’s ownership interest in JSAV increased from 85% to approximately 88%. On December 31, 2020, Ashford Inc. acquired all of the redeemable noncontrolling interests in JSAV for $150,000. As a result of the acquisition, Ashford Inc.’s ownership in JSAV increased to 100%. JSAV provides integrated suites of audio visual services including show and event services, creative services and design and integration services to its customers in various venues including hotels and convention centers in the United States, Mexico, and the Dominican Republic. JSAV primarily contracts directly with third-party customers to whom it provides audio visual services. The gross revenue from these customers is generally collected by the hotels and the hotels retain an agreed commission and then remit the balance to JSAV. The amount above reflects the commission “retained by” Ashford Trust and Braemar hotels.
(5)
On August 8, 2018, Ashford Inc. completed the acquisition of Premier, the project management business formerly conducted by certain affiliates of Remington, for a total transaction value of $203 million. The purchase price was paid by issuing 8,120,000 shares of Ashford Inc.'s Series B Convertible Preferred Stock to the sellers of Premier, primarily MJB Investments, LP (which is wholly-owned by Mr. Monty J. Bennett, our Chairman and the Chief Executive Officer and Chairman of Ashford Inc.), and his father Mr. Archie Bennett, Jr. The Series B Convertible Preferred Stock had a conversion price of $140 per share and would convert into 1,450,000 shares of Ashford Inc.’s common stock. The approximate $2.8 million amount disclosed above includes approximately $0.3 million of reimbursed expenses related to fixed asset accounting services in addition to the approximate $2.5 million of project management and market service fees.

(6)
On November 6, 2019, Ashford Inc. completed the acquisition of the hotel management business of Remington Lodging for a total transaction value of $275 million. The purchase price was paid by exchanging $203 million of Ashford Inc.’s Series B Convertible Preferred Stock for $478 million of Ashford Inc.’s Series D Convertible Preferred Stock (such that, after the transactions, $478 million of Ashford Inc.’s Series D Convertible Preferred Stock and no Series B Convertible Preferred Stock, are outstanding). Each share of Series D Convertible Preferred Stock is convertible at any time and from time to time, in full or partially, into Ashford Inc.’s common stock at a conversion ratio equal to the liquidation preference of a share of Series D Convertible Preferred Stock (which is $25), divided by $117.50. The approximate $1.4 million amount disclosed above includes approximately $0.4 million of reimbursed expenses in addition to the approximate $1.0 million of hotel management fees.

(7)
On September 25, 2019, Ashford Inc. announced the formation of Ashford Securities to raise retail capital in order to grow its existing and future advised platforms. In conjunction with the formation of Ashford Securities, Braemar has entered into a contribution agreement with Ashford Inc. pursuant to which Braemar has agreed to contribute, with Ashford Trust, up to $15 million to fund the operations of Ashford Securities. On December 31, 2020, an Amended and Restated Contribution Agreement was entered into by Ashford Inc., Ashford Trust and Braemar with respect to expenses to be reimbursed by Ashford Securities. The initial True-Up Date (as defined below) did not occur and beginning on the effective date of the Amended and Restated Contribution Agreement, costs will be allocated based upon an allocation percentage of 50% to Ashford Inc., 50% to Braemar and 0% to Ashford Trust. Upon reaching the earlier of $400 million in aggregate non-listed preferred equity offerings raised, or June 10, 2023, there will be an Amended and Restated true up (the “Amended and Restated True-up Date”) among Ashford Inc., Ashford Trust and Braemar whereby the actual expense reimbursement paid by each company will be based on the actual amount of capital raised by Ashford Inc., Ashford Trust and Braemar, respectively. After the Amended and Restated True-Up Date, the expense reimbursements will be allocated among Ashford Inc., Ashford Trust and Braemar quarterly based on the actual capital raised through Ashford Securities. As of December 31, 2020, we have funded approximately $996,000.

Contribution Agreement with Ashford Inc. and Ashford Trust to Fund Ashford Securities
On September 25, 2019, Ashford Inc. announced the formation of Ashford Securities LLC (“Ashford Securities”) to raise capital in order to grow its existing and future advised platforms. In conjunction with the formation of Ashford Securities, we entered into a contribution agreement with Ashford Inc. and Ashford Trust pursuant to which we agreed to contribute, with Ashford Trust, up to $15 million to fund the operations of Ashford Securities. Costs for all operating expenses of Ashford Securities that are contributed by Ashford Trust and us will be expensed as incurred. These costs will be allocated initially to Ashford Trust and us based on an allocation percentage of 75% to Ashford Trust and 25% to us. Promptly after the True-up Date, which ends upon the earlier of $400 million in aggregate non-listed preferred equity offerings raised or June 10, 2023, there will be a true up (the “True-up Date”) between Ashford Trust and us whereby the actual capital contributions contributed by each company will be based on the actual amount of capital raised by Ashford Trust and us, respectively. After the True-up Date, the capital contributions will be allocated between Ashford Trust and us quarterly based on the actual capital raised through Ashford Securities.
On December 31, 2020, an Amended and Restated Contribution Agreement was entered into by Ashford Inc., Ashford Trust and Braemar with respect to expenses to be reimbursed by Ashford Securities. The initial True-Up Date did not occur and beginning on the effective date of the Amended and Restated Contribution Agreement, costs will be allocated based upon an allocation percentage of 50% to Ashford Inc., 50% to Braemar and 0% to Ashford Trust. Upon reaching the Amended and Restated True-up Date, there will be an amended and restated true up among Ashford Inc., Ashford Trust and Braemar whereby the actual expense reimbursement paid by each company will be based on the actual amount of capital raised by Ashford Inc., Ashford Trust and Braemar, respectively. After the Amended and Restated True-Up Date, the expense reimbursements will be allocated among Ashford Inc., Ashford Trust and Braemar quarterly based on the actual capital raised through Ashford Securities. As of December 31, 2020, we have funded approximately $996,000.

60	2021 Proxy Statement

Our Relationship and Agreements with Ashford Trust
We were spun off from Ashford Trust in November 2013 and, until July 2015, Ashford Trust’s operating subsidiary owned approximately 15% of the outstanding common units of our operating partnership, which were redeemable for shares of our common stock on a 1-for-1 basis. In July 2015, Ashford Trust’s operating subsidiary completed a distribution of these common units to its limited partners, including Ashford Trust. Ashford Trust sought to redeem the common units and receive shares of our common stock, and completed a pro rata, taxable dividend of our common stock to its shareholders. Following this transaction, Ashford Trust no longer owns any of our securities.
All of our executive officers are executive officers of Ashford Trust (with the exception of our President and Chief Executive Officer, Mr. Richard J. Stockton, who is not an executive officer of Ashford Trust) and we have one common director with Ashford Trust, Mr. Monty J. Bennett, Chairman of our Board and Chairman of Ashford Trust. As of March 15, 2021, our directors and executive officers and their immediate family members (including Mr. Archie Bennett, Jr., who is Mr. Monty J. Bennett’s father) collectively may be deemed to beneficially own 1,618,510 shares of Ashford Trust’s common stock. In accordance with SEC rules, our directors and executive officers and their immediate family members may be deemed to beneficially own approximately 1.5% of Ashford Trust’s common stock.
Our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Trust, to the extent we make payments or give other benefits to Ashford Trust or its subsidiaries pursuant to the arrangements described below.
Advisory Agreement
Pursuant to the terms of our advisory agreement with Ashford Inc., we are obligated to indemnify and hold Ashford Trust harmless to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any of Ashford Trust’s acts or omissions (including ordinary negligence) in its capacity as our advisor for the period prior to the Ashford Inc. spin-off during which Ashford Trust served as advisor to us, except with respect to losses, claims, damages or liabilities with respect to or arising out of our gross negligence, bad faith or willful misconduct, or reckless disregard of our duties under the advisory agreement (for which Ashford Trust is obligated to indemnify us).
Separation and Distribution Agreement
Pursuant to the terms of the separation and distribution agreement governing our separation from Ashford Trust, we are obligated to indemnify Ashford Trust against losses arising from:
•	any of our liabilities, including the failure by us or our subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;
•	any breach by us or our subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•
Ashford Trust’s continuing guaranty of: (i) any debt secured by any of the initial hotel properties conveyed to us in connection with the separation and distribution; or (ii) any management agreement or franchise matters related to any of such initial hotel properties.

Ashford Trust has agreed to indemnify us and our subsidiaries against losses arising from:
•	any of its liabilities, including the failure by Ashford Trust or its subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;
•	any breach by Ashford Trust or its subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•
certain taxes of the entities that directly or indirectly, wholly or jointly, owned our initial hotel properties and the related taxable REIT subsidiaries for tax periods prior to the effective date of the separation and distribution.

2021 Proxy Statement 61

Right of First Offer Agreement
Pursuant to a right of first offer agreement, we have a first right to acquire certain subject hotels, to the extent the board of directors of Ashford Trust determines to market and sell the hotel, subject to any prior rights of the managers of the hotel or other third parties and limitations associated with certain of Ashford Trust’s hotels held in a joint venture. Likewise, we have agreed to give Ashford Trust a right of first offer with respect to any properties that we acquire in a portfolio transaction, to the extent our Board of Directors determines it is appropriate to market and sell such assets and we control the disposition, provided such assets satisfy Ashford Trust’s investment guidelines. Any such right of first offer granted to Ashford Trust will be subject to certain prior rights, if any, granted to the managers of the related properties or other third parties.
Contribution Agreement with Ashford Inc. and Braemar to Fund Ashford Securities
As described above, in conjunction with the formation of Ashford Securities, we entered into a contribution agreement with Ashford Inc. and Braemar pursuant to which we agreed to contribute, with Braemar, up to $15 million to fund the operations of Ashford Securities. See “—Contribution Agreement with Ashford Inc. and Braemar to Fund Ashford Securities” above for more information.

62	2021 Proxy Statement

OTHER PROPOSALS
Stockholder proposals intended to be presented at our 2022 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, must be received by us no later than November 30, 2021. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
Any proposal that a stockholder intends to present at the 2022 annual meeting of stockholders other than by inclusion in our proxy statement pursuant to Rule 14a-8 must be received by us no earlier than February 10, 2022 and no later than March 12, 2022. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.

2021 Proxy Statement 63

GENERAL INFORMATION
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board. In addition to the solicitation of proxies by use of the mail, we expect that our directors, officers and employees of our advisor may solicit the return of proxies on behalf of our Board by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our directors, officers or the employees of our advisor for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing.
We have retained Morrow Sodali to aid in the solicitation of proxies and to verify records relating to the solicitation. Morrow Sodali will receive a fee of $7,500, plus out-of-pocket expenses.
Electronic Availability of Proxy Materials
Most stockholders can elect to view future proxy statements electronically instead of receiving paper copies in the mail. This will save us the cost of producing and mailing these documents.
If you are a stockholder of record, you may choose electronic delivery by following the instructions provided when you vote over the Internet. If you hold our common stock through a broker, bank, trust or other holder of record, you will receive information from that entity regarding the availability of electronic delivery. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access our proxy statement. Your choice will remain in effect until you cancel your election. You do not have to elect Internet access each year.
Voting Securities
The Company’s common stock constitutes the outstanding voting stock of the Company. Each share of common stock entitles the holder to one vote. As of March 15, 2021, there were 41,124,073 shares of common stock outstanding and entitled to vote. Only record holders of shares of our common stock at the close of business on March 15, 2021 are entitled to notice of and to vote at the annual meeting of stockholders and any postponement or adjournment of the annual meeting.
Voting
If you hold your shares of our common stock in your own name as a holder of record, you may instruct the proxies to vote your shares of common stock held in your name at the close of business on the record date for the Annual Meeting by signing, dating and mailing the proxy card in the postage-paid envelope provided. You may also vote your shares of our common stock in person at the Annual Meeting. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
If shares of our common stock you beneficially own are held on your behalf by a broker, bank or other nominee, you will receive instructions from the broker, bank or other nominee that you must follow to have those shares of our common stock voted at the Annual Meeting.
Counting of Votes
A quorum will be present at the Annual Meeting if the stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter are present in person or by proxy. If you have returned valid proxy instructions or if you hold your shares of our common stock in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum present at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the chair of the Annual Meeting until a quorum has been obtained.
In an uncontested election, a nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and broker non-votes not counted as a vote

64	2021 Proxy Statement

cast either for or against that director’s election) (Proposal 1). Each share of our common stock entitled to vote at the Annual Meeting may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted.
The affirmative vote of a majority of all of the votes cast at the annual meeting will be required for approval, on an advisory basis, of the company’s executive compensation (Proposals 2), to ratify the appointment of BDO USA, LLP as our independent auditor for the year ending December 31, 2021 (Proposal 3), for approval of the Plan Amendment to the 2013 Plan (Proposal 4) and for any other matter that may properly come before the stockholders at the meeting.
If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes.” The election of directors (Proposal 1) and the advisory compensation proposal (Proposal 2) and approval of the Plan Amendment to the 2013 Plan (Proposal 4) are non-routine items under the rules of the NYSE, and shares may not be voted on this matter by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be voted for purposes of Proposals 1, 2 and 4. The ratification of the appointment of BDO USA, LLP as our independent auditor (Proposal 3) is a routine item, and as such, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.
Abstentions and broker non-votes will be included in determining whether a quorum is present at the annual meeting, as they are considered present and entitled to cast a vote on a matter at the meeting (even if, in the case of broker non-votes, they are only entitled to vote on Proposal 3). Abstentions and broker non-votes, if any, will not be considered as “votes cast,” and accordingly will have no effect on the outcome of, Proposals 1 through 3. Abstentions will be treated as “votes cast” and therefore will be included in vote totals and will affect the outcome of the vote for Proposal 4. Abstentions will be treated as a vote against approval of the Plan Amendment to the 2013 Plan (Proposal 4).
If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with the Board’s recommendations.
Right to Revoke Proxy
If you hold shares of our common stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:
•	notify our Executive Vice President, General Counsel and Secretary in writing before your shares of our common stock have been voted at the Annual Meeting;
•	sign, date and mail a new proxy card to Broadridge Investor Financial Solutions, Inc.; or
•	attend the annual meeting of stockholders and vote your shares of voting stock in person.
You must meet the same deadline when revoking your proxy as when granting your proxy. See the “—Voting” section of this proxy statement for more information.
If shares of our common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.
Multiple Stockholders Sharing the Same Address
The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of

2021 Proxy Statement 65

your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares.
If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.bhrreit.com.
Annual Report
Stockholders may request a free copy of our 2020 Annual Report, which includes our Annual Report to Stockholders on Form 10-K for our fiscal year ended December 31, 2020, as amended, by writing to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Alternatively, stockholders may access our 2020 Annual Report to Stockholders on our website at www.bhrreit.com. We will also furnish any exhibit to such Annual Report on Form 10-K if specifically requested.
Other Matters
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

66	2021 Proxy Statement

ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, D.C. 20549-1090. Our SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.bhrreit.com, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our Board, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and other Company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or by calling (972) 490-9600.
The SEC allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.
This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.
Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 30, 2021. You should not assume that the information contained in this proxy statement is accurate as of any later date.

2021 Proxy Statement 67

ANNEX A

AMENDMENT NO. 2
to the
BRAEMAR HOTELS & RESORTS, INC.
SECOND AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
This Amendment No. 2 (this “Amendment”) to the Second Amended and Restated Braemar Hotels & Resorts, Inc. (f/k/a Ashford Hospitality Prime, Inc.) 2013 Equity Incentive Plan (the “Plan”) is hereby adopted by the Board of Directors (the “Board”) of Braemar Hotels & Resorts, Inc. (the “Company”), effective as of the date of approval by the Board (except as otherwise expressly set forth herein).
WHEREAS, pursuant to Section 1.4 of the Plan, any “material revision” of the Plan (as that term is used in the rules of the New York Stock Exchange) is subject to stockholder approval; and
WHEREAS, the Board will propose and recommend that the stockholders of the Company approve this Amendment which, among other things, authorizes an increase in the number of shares of common stock, $.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan by 2,100,000 shares at the Company’s 2021 Annual Meeting of Stockholders (such approval, the “Stockholder Approval”).
NOW, THEREFORE, BE IT RESOLVED:
1.	Subject to and conditioned upon the Stockholder Approval, Sections 1.2 and 3.8 of the Plan are hereby amended by striking the references to “3,250,000” therein and replacing them with “5,350,000”.
2.	Section 2.7 of the Plan is hereby amended and restated in its entirety to read as follows:
“Prohibition on Option Repricing. Without stockholder approval, the Committee may not (i) grant to holders of outstanding Options, in exchange for the surrender and cancellation of such Options, (x) new Options having exercise prices lower than the exercise price provided in the Options so surrendered and canceled, or (y) another Award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled Option, or (ii) take any other action which is considered a ‘repricing’ for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.”
3.	Section 6.1(e) of the Plan is hereby amended and restated in its entirety to read as follows:
“Prohibition on Stock Appreciation Right Repricing. Without stockholder approval, the Committee may not (i) grant to holders of outstanding Stock Appreciation Rights, in exchange for the surrender and cancellation of such Stock Appreciation Rights, (x) new Stock Appreciation Rights having grant prices lower than the grant price provided in the Stock Appreciation Rights so surrendered and canceled, or (y) another Award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled Stock Appreciation Right, or (ii) take any other action which is considered a ‘repricing’ for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.”
4.	Section 10.2 of the Plan is hereby amended and restated in its entirety to read as follows:
“Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Sections 2.7 and 6.1(e), Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, the Advisor, any of their respective Affiliates, or any business entity to be acquired by the Company, the Advisor or any of their respective Affiliates, or any other right of a Participant to receive payment from the Company, the Advisor or any of their respective Affiliates. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, the Advisor or any of their respective Affiliates. For the avoidance of doubt, this Section 10.2 shall not be construed to

2021 Proxy Statement A-1

permit, without stockholder approval, (i) a grant to holders of outstanding Options or Stock Appreciation Rights, in exchange for the surrender and cancellation of such Options or Stock Appreciation Rights, (x) new Options or Stock Appreciation Rights having exercise or grant prices lower than the exercise or grant price provided in the Options or Stock Appreciation Rights so surrendered and canceled, or (y) another Award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled Option or Stock Appreciation Right, or (ii) any other action which is considered a ‘repricing’ for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.”
5.	A new Section 12.10 is hereby added to the Plan as follows:
“Transferability. Awards are generally not transferable by a Participant other than by will or by the laws of descent and distribution. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber an Award in violation of this Section 12.10 shall be wholly ineffective and, if any such attempt is made, the applicable Award will be automatically forfeited by the Participant and all of the Participant’s rights with respect to such Award shall immediately terminate without any payment or consideration by the Company or any Affiliate thereof. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C), and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan. The terms of any Award transferred in accordance with the preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in any applicable Award agreement to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s termination of employment or service under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.”
6.	All references in the Plan to “Ashford Hospitality Prime, Inc.” are hereby replaced with “Braemar Hotels & Resorts, Inc.”
7.	Except as modified herein, all terms and conditions of the Plan shall remain in full force and effect.
8.	This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to conflicts of law.
9.
If any provision of this Amendment is or becomes invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

A-2	2021 Proxy Statement

ANNEX B
BRAEMAR HOTELS & RESORTS, INC.
SECOND AMENDED AND RESTATED
2013 EQUITY INCENTIVE PLAN
(AS AMENDED THROUGH AMENDMENT NO. 2)
ARTICLE I
INTRODUCTION
1.1 Purpose. The Braemar Hotels & Resorts, Inc. Second Amended and Restated 2013 Equity Incentive Plan (as amended, the “Plan”) is intended to promote the interests of Braemar Hotels & Resorts, Inc., a Maryland corporation (the “Company”), and its stockholders by encouraging Employees, Consultants and Non-Employee Directors of the Company, the Advisor and each of their respective Affiliates (each term as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company, the Advisor and each of their respective Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. The Plan shall not constitute any “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
1.2 Shares Subject to the Plan. The aggregate number of shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan shall not exceed 5,350,000 shares of outstanding Common Stock. In no event may the total number of shares of common stock subject to options or Stock Appreciation Rights (SARs) awarded to any eligible participant under the Plan during any single calendar year exceed 1,000,000. In no event may the total number of shares of common stock subject to full value awards, including performance awards or other stock-based awards, awarded to any eligible Participant during any single calendar year exceed 1,000,000.
In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan, the individual share limits set forth above and in Section 3.8, the number, amount and type of common stock subject to awards under the Plan, and the grant, purchase or exercise price of outstanding Awards shall be ratably adjusted by the Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. Shares issued pursuant to the Plan (i) may be authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.
Any shares of Common Stock subject to an Award that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the total number of shares of Common Stock available for grant under this Section 1.2 shall be increased by the number of shares of Common Stock that is forfeited or expires or is settled for cash. The following shares of Common Stock shall not, however, again become available for Awards or increase the number of shares of Common Stock available for grant under this Section 1.2: (i) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option issued under this Plan, (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) shares of Common Stock repurchased by the Company with proceeds received from the exercise of an Option issued under this Plan, and (iv) shares of Common Stock subject to a Stock Appreciation Right issued under this Plan that are not issued in connection with the stock settlement of that Stock Appreciation Right upon its exercise.
1.3 Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate

2021 Proxy Statement B-1

the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be final, binding and conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.
1.4 Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan may, without the consent of the holder of an Award, terminate such Award or adversely affect such holder’s rights with respect to such Award in any material respect; provided further, however, that any amendment which would constitute a “material revision” of the Plan (as that term is used in the rules of the New York Stock Exchange) shall be subject to stockholder approval.
1.5 Granting of Awards. The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Consultants and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.
1.6 Term of Plan. The Plan was originally effective as of November 5, 2013 (the “Effective Date”), the date of original approval of the Plan by the stockholders of the Company. This amendment and restatement of the Plan was approved by the Board on March 25, 2015, subject to approval of the Company’s shareholders at its 2015 Annual Meeting of Shareholders (the “Amendment Date”) The provisions of the Plan, as amended and restated, are applicable to all Awards granted on or after the Amendment Date. If not sooner terminated under the provisions of Section 1.4, the Plan shall terminate upon, and no further Awards shall be made, after the tenth anniversary of the Amendment Date.
1.7 Leave of Absence. If an employee of the Company, the Advisor or one of their respective Affiliates is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed ninety (90) days, or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, such person shall be deemed to no longer be an “Employee” for purposes of an outstanding Award on the 91st day of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.
1.8 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
“1934 Act” means the Securities Exchange Act of 1934, as amended.
“Advisor” means Ashford Hospitality Advisors LLC, a Delaware limited liability company, together with any successors and assigns.
“Affiliate” means (i) Remington, (ii) any entity in which the Company, the Advisor or Remington, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (iii) any “parent corporation” of the Company, the Advisor or Remington (as defined in Section 424(e) of the Code), (iv) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company, the Advisor or Remington and (v) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company, the Advisor or Remington.
“Awards” means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Performance Awards, or Other Stock-Based Awards.
“Bonus Stock” is defined in Article V.
“Cause” for termination of any Participant who is a party to an agreement of employment with or services to the Company or the Advisor shall mean termination for “Cause” as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or if a Participant is not a party to such an agreement, “Cause” means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company, the Advisor or one of their respective Affiliates or substantial injury to the business reputation of the Company, the Advisor or one of their respective Affiliates; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company, the Advisor or one of their respective Affiliates; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company, the Advisor or

B-2	2021 Proxy Statement

one of their respective Affiliates (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Committee. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company, the Advisor or one of their respective Affiliates, as the case may be.
“Change of Control” shall be deemed to have occurred upon any of the following events:
(i) any “person” (as defined in Section 3(a)(9) of the 1934 Act, and as modified in Section 13(d) and 14(d) of the 1934 Act) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) Remington, the Advisor or any of their respective Affiliates, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of Common Stock shall not constitute a Change of Control;
(ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;
(iii) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
(iv) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.
Further, in the case of any item of income under an Award to which the foregoing definition would otherwise apply with the effect that the income tax under Section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Change of Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Change of Control” herein shall mean, but only with respect to the income so affected, a transaction, circumstance or event that constitutes a “Change of Control” (as defined above) and that also constitutes a “change in control event” within the meaning of Treas. Reg. §1.409A—3(i)(5).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.
“Committee” means the compensation committee appointed by the Board to administer the Plan or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended

2021 Proxy Statement B-3

to be “performance-based compensation” as described in Section 162(m)(4)(C) of the Code, the Committee shall consist solely of two or more members of the Board, each of whom qualifies as both an “outside director” as described in Section 162(m)(4)(C)(i) of the Code and a “non-employee director” within the meaning of Section 16b-3 under the 1934 Act.
“Consultant” means any individual, other than a Director or an Employee, who renders consulting or advisory services to the Company, the Advisor or any of their respective Affiliates.
“Covered Employee” shall mean those employees of the Company who are “covered employees” as defined in Section 162(m)(3) of the Code.
“Disability” means an inability to perform the Participant’s material services for the Company, the Advisor or any of their respective Affiliates, as applicable, for a period of ninety (90) consecutive days or a total of one hundred eighty (180) days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Participant (or his guardian) and the Company do not agree on a physician, the Participant and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company, the Advisor or any of their respective affiliates shall conclusively establish the Participant’s disability. If a Disability constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, then, to the extent required to comply with Section 409A, the Participant must also be considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.
“Employee” means any employee of the Company, the Advisor or any of their respective Affiliates.
“Employment” includes any period in which a Participant is an Employee or a paid Consultant to the Company, the Advisor or any of their respective Affiliates.
“Fair Market Value” or “FMV Per Share”. The Fair Market Value or FMV Per Share of the Common Stock shall be the closing price on the New York Stock Exchange or other national securities exchange or over-the-counter market, if applicable, for the date of the determination or, if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.
“Good Reason” means termination of employment by an Employee, termination of service by a Consultant or resignation from the Board of a Non-Employee Director under any of the following circumstances:
(i) if such Employee, Consultant or Non-Employee Director is a party to an agreement for employment with or service to the Company, the Advisor or any of their respective Affiliates, which agreement includes a definition of “Good Reason” for termination of employment with or service to the Company, the Advisor or any of their respective Affiliates, “Good Reason” shall have the same definition for purposes of the Plan as is set forth in such agreement, the relevant portions of which are incorporated herein by reference.
(ii) if such Employee, Consultant or Non-Employee Director is not a party to an agreement with the Company, the Advisor or any of their respective Affiliates that defines the term “Good Reason,” such term shall mean termination of employment or service under any of the following circumstances, if the Company, the Advisor or any of their respective Affiliates, as applicable, fails to cure such circumstances within thirty (30) days after receipt of written notice from the Participant setting forth a description of such Good Reason:
(a) the removal from or failure to re-elect the Participant to the office or position in which he or she last served;
(b) any material diminishment, on a cumulative basis, of the Participant’s overall duties, responsibilities, or status, including the assignment to the Participant of any duties, responsibilities, or reporting requirements materially inconsistent with his or her position with the Company, the Advisor or one of their respective Affiliates, as applicable;

B-4	2021 Proxy Statement

(c) a material reduction by the Company, the Advisor or one of their respective Affiliates in the Participant’s fees, compensation, or benefits that is not part of a reduction affecting all members of the management team or Board; or
(d) the requirement by the Company, the Advisor or one of their respective Affiliates that the principal place of business at which the Participant performs his or her duties be changed to a location more than fifty (50) miles from downtown Dallas, Texas.
“Incentive Option” means any option which satisfies the requirements of Section 422 of the Code and is granted pursuant to Article III of the Plan.
“Non-Employee Director” means persons who are members of the Board but who are neither Employees nor Consultants of the Company, the Advisor or any of their respective Affiliates.
“Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Section 422 of the Code and which is granted pursuant to Article II of the Plan.
“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Option or a Non-Qualified Option, or both, as applicable.
“Optionee” means a Participant who has received or will receive an Option.
“Option Expiration Date” means the date determined by Committee which shall not be more than ten (10) years after the date of grant of an Option.
“Other Stock-Based Award” means an award granted pursuant to Article IX of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment and/or settlement contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the value of Common Stock or the value of securities of or the performance of specified subsidiaries, including LTIP units in the Company’s operating partnership.
“Outstanding Company Common Stock” means, as of any date of determination, the then outstanding shares of Common Stock of the Company.
“Outstanding Company Voting Securities” means, as of any date of determination, the combined voting power of the then outstanding voting securities of the Company entitled to vote generally on the election of directors.
“Participant” means any Employee, Consultant or Non-Employee Director granted an Award under the Plan.
“Performance Award” means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof as determined by the Committee.
“Phantom Stock” means an Award of the right to receive cash equal to the Fair Market Value of a specified number of shares of Common Stock at the end of a specified deferral period which is granted pursuant to Article VI of the Plan.
“Purchased Stock” is defined in Section 4.1.
“Remington” means Remington Lodging & Hospitality LLC, a Delaware limited liability company, and its affiliates.
“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.
“Restricted Stock” shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VII of the Plan.
“Stock Appreciation Rights” means an Award granted pursuant to Article VI of the Plan.

2021 Proxy Statement B-5

ARTICLE II
OPTIONS
2.1 Grants. The Committee may grant Options to purchase shares of Common Stock to any Employee, Consultant or Non-Employee Director of the Company according to the terms set forth below. Options which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) or any successor regulation, may be granted only to Employees, Consultants or Non-Employee Directors of the Company or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which such Employee, Consultant or Non-Employee Director performs services. For these purposes, “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Code Section 409A to any eligible Employee, Consultant or Non-Employee Director.
2.2 Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Section 2.3(d).
2.3 Terms and Conditions of Options. Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Committee shall deem desirable:
(a) Option Period and Conditions and Limitations on Exercise. No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as the Committee in its discretion may determine at the time such Option is granted.
(b) Manner of Exercise. In order to exercise an Option, the Participant entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the Participant for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, (iii) subject to such conditions and requirements as the Committee may specify, at the written request of the Participant, by the Company’s withholding from shares otherwise deliverable pursuant to the exercise of the Option shares of Common Stock having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iv) subject to such instructions as the Committee may specify, at the Participant’s written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the Participant, provided that the Participant has irrevocably instructed such broker to remit directly to the Company on the Participant’s behalf the full amount of the exercise price from the proceeds of such sale. In the event that the Participant elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the Participant owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the Participant (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such Participant shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

B-6	2021 Proxy Statement

(c) Options not Transferable. Except as provided below, no Non-Qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant (or his or her guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt. With respect to a specific Non-Qualified Option, the Participant (or his or her guardian) may transfer, for estate planning purposes, all or part of such Option to one or more immediate family members or related family trusts or partnerships or similar entities.
(d) Adjustment of Options. In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options granted, or portions thereof then unexercised, shall be exercisable, to the end that after such event the shares subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.
(e) Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.
2.4 Amendment. The Committee may, without the consent of the Participant or Participants entitled to exercise any outstanding Option, amend, modify or terminate such Option; provided, however, such amendment, modification or termination shall not, without such Participant’s consent, reduce or diminish the value of such Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.
2.5 Acceleration of Vesting. Subject to Section 10.10, any Option granted hereunder which is not otherwise vested shall vest (unless specifically provided to the contrary by the Committee in the document or instrument evidencing an Option granted hereunder) upon (i) termination or removal of an Employee, Consultant or Non-Employee Director without Cause or termination by or resignation of an Employee, Consultant or Non-Employee Director with Good Reason; (ii) termination, removal or resignation of an Employee, Consultant or Non-Employee Director for any reason within one (1) year from the effective date of the Change of Control; or (iii) death or Disability of the Participant.
2.6 Other Provisions.
(a) A Participant entitled to exercise, or who has exercised, an Option shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such Option until he or she shall have become the holder of record of such shares.
(b) No Option granted hereunder shall be construed as limiting any right which the Company, the Advisor or any of their respective Affiliates may have to terminate at any time, with or without Cause, the employment or service of any Participant to whom such Option has been granted.
(c) Notwithstanding any provision of the Plan or the terms of any Option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

2021 Proxy Statement B-7

2.7 Prohibition on Option Repricing. Without stockholder approval, the Committee may not (i) grant to holders of outstanding Options, in exchange for the surrender and cancellation of such Options, (x) new Options having exercise prices lower than the exercise price provided in the Options so surrendered and canceled, or (y) another Award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled Option, or (ii) take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
ARTICLE III
INCENTIVE OPTIONS
The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Article III.
3.1 Eligibility. Incentive Options may only be granted to Employees of the Company.
3.2 Exercise Price. The exercise price per Share shall not be less than one hundred percent (100%) of the FMV Per Share on the option grant date.
3.3 Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Company, or any parent or subsidiary thereof) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.
3.4 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the option grant date and the option term shall not exceed five (5) years measured from the option grant date.
3.5 Options Not Transferable. No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.
3.6 Compliance with Section 422 of the Code. All Options that are intended to be Incentive Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Section 422 of the Code.
3.7 Limitations on Exercise. No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.
3.8 Share Limitation. The maximum number of shares of Common Stock with respect to which Incentive Options may be granted under the Plan is 5,350,000 shares of Common Stock.
ARTICLE IV
PURCHASED STOCK
4.1 Eligible Persons. The Committee shall have the authority to authorize the sale of shares of Common Stock (“Purchased Stock”) to such Employees, Consultants and Non-Employee Directors of the Company, the Advisor or their respective Affiliates as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Article IV. Each issuance and sale of Purchased Stock under this Plan shall be evidenced by an agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may approve for the particular sale transaction.
4.2 Purchase Price. The price per share of Purchased Stock under this Plan shall be determined in the sole discretion of the Committee, and may be less than, but shall not be greater than the FMV Per Share at the time of purchase.
4.3 Payment of Purchase Price. Payment of the purchase price for Purchased Stock under this Plan shall be made in full in cash or by check payable and acceptable to the Company.

B-8	2021 Proxy Statement

ARTICLE V
BONUS STOCK
The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to Employees, Consultants or Non-Employee Directors of the Company, the Advisor or any of their respective Affiliates. “Bonus Stock” shall be shares of Common Stock that are not subject to a Restricted Period under Article VII.
ARTICLE VI
STOCK APPRECIATION RIGHTS AND PHANTOM STOCK
 6.1 Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors of the Company on the following terms and conditions. Stock Appreciation Rights which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) or any successor regulation, may be granted only to Employees, Consultants or Non-Employee Directors of the Company or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which such Employee, Consultant or Non-Employee Director performs services. For these purposes, “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate. The Committee may grant Stock Appreciation Rights that are otherwise exempt from or compliant with Code Section 409A to any eligible Employee, Consultant or Non-Employee Director.
(a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.
(b) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6.1(a). That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.
(c) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right.
(d) Terms. The Committee shall determine at the date of grant the time or times at which, and the circumstances under which, a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. The grant price per each Stock Appreciation Right granted hereunder shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.
(e) Prohibition on Stock Appreciation Right Repricing. Without stockholder approval, the Committee may not (i) grant to holders of outstanding Stock Appreciation Rights, in exchange for the surrender and cancellation of such Stock Appreciation Rights, (x) new Stock Appreciation Rights having grant prices lower than the grant price provided in the Stock Appreciation Rights so surrendered and canceled, or (y) another Award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled Stock Appreciation Right, or (ii) take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

2021 Proxy Statement B-9

6.2 Phantom Stock Awards. The Committee is authorized to grant Phantom Stock to the Participants, which are rights to receive cash equal to the Fair Market Value of a specified number of shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions:
(a) Award and Restrictions. Satisfaction of Phantom Stock shall occur upon expiration of the deferral period specified for such Phantom Stock by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Phantom Stock shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.
(b) Forfeiture. Except as otherwise determined by the Committee or as may be set forth in any Award, employment or other agreement pertaining to awards of Phantom Stock, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock.
(c) Performance Goals. To the extent the Committee determines that Phantom Stock granted pursuant to this Article VI shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of Phantom Stock shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.
ARTICLE VII
RESTRICTED STOCK
7.1 Eligible Persons. All Employees, Consultants and Non-Employee Directors shall be eligible for grants of Restricted Stock.
7.2 Restricted Period and Vesting.
(a) Unless the Award specifically provides otherwise, Restricted Stock shall be subject to restrictions on transfer by the Participant and repurchase by the Company such that the Participant shall not be permitted to transfer such shares and the Company shall have the right to repurchase or recover such shares for the lesser of the FMV Per Share on the forfeiture day or the amount of cash paid therefor, if any, if the Participant shall terminate employment from or services to the Company, the Advisor or any of their respective Affiliates, as applicable, provided that such transfer and repurchase restrictions shall lapse with respect to 33.33% of such initial shares on the first anniversary of the date of grant and on each subsequent anniversary of the date of grant that the Participant shall remain continuously as an Employee, Non-Employee Director or Consultant of the Company, the Advisor or any of their respective Affiliates, as applicable; subject to Section 7.2(b) below.
(b) Notwithstanding the foregoing and subject to Section 10.10, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination or removal of an Employee, Consultant or Non-Employee Director without Cause; (ii) termination by or resignation of an Employee, Consultant or Non-Employee Director with Good Reason; (iii) termination, resignation or removal of an Employee, Consultant or Non-Employee Director for any reason within one (1) year from the effective date of a Change of Control; or (iv) death or Disability of the Participant.
(c) Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

B-10	2021 Proxy Statement

The shares represented by this certificate have been issued pursuant to the terms of the Braemar Hotels & Resorts, Inc. Second Amended and Restated 2013 Equity Incentive Plan and Grant of Restricted Stock dated   , 20   and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such plan or grant.
ARTICLE VIII
PERFORMANCE AWARDS
8.1 Eligible Persons. All Employees, Consultants and Non-Employee Directors shall be eligible for grants of Performance Awards.
8.2 Performance Awards. The Committee may grant Performance Awards based on performance criteria measured over a period of not less than one year and not more than three (3) years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8.3 in the case of a Performance Award granted to a Covered Employee. In no event shall grants in any single calendar year to any eligible Participant under this Plan of cash awards intended to qualify as Section 162(m) awards provide for payment of more than $20,000,000.
8.3 Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.3.
(a) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee which are intended to comply with Section 162(m) of the Code, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation Section 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.
(b) Business Criteria. One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (A) earnings per share; (B) increase in revenues; (C) increase in cash flow; (D) increase in cash flow return; (E) return on net assets; (F) return on assets; (G) return on investment; (H) return on capital; (I) return on equity; (J) economic value added; (K) gross margin; (L) net income; (M) pretax earnings; (N) pretax earnings before interest, depreciation and amortization; (O) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (P) operating income; (Q) total stockholder return; (R) debt reduction; and (S) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.
(c) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than three (3) years, as specified by the Committee. Performance goals in the case of any Award granted to a Participant shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.
(d) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m)

2021 Proxy Statement B-11

of the Code. Subject to Treasury Regulation Section 1.162-27(e)(2)(v), the Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
(e) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant. The Committee may not delegate any responsibility relating to such Performance Awards.
ARTICLE IX
OTHER STOCK-BASED AWARDS
The Committee is hereby authorized to grant to Employees, Non-Employee Directors and Consultants of the Company, the Advisor or any of their respective Affiliates Other Stock-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock), LTIP units in the Company’s operating partnership, or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.
ARTICLE X
CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS
10.1 General. Awards may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. Notwithstanding the foregoing, the Committee may amend any Award without the consent of the holder if the Committee deems it necessary to avoid adverse tax consequences to the holder under Section 409A of the Code. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have discretion to accelerate or waive any term or condition of an Award (i) if such discretion would cause the Award to have adverse tax consequences to the Participant under Section 409A of the Code, or (ii) if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Maryland General Corporation Law, no consideration other than services may be required for the grant of any Award.
10.2 Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Sections 2.7 and 6.1(e), Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, the Advisor, any of their respective Affiliates, or any business entity to be acquired by the Company, the Advisor or any of their respective Affiliates, or any other right of a Participant to receive payment from the Company, the Advisor or any of their respective Affiliates. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, the Advisor or any of their respective Affiliates. For the avoidance of doubt, this Section 10.2 shall not be construed to permit, without stockholder approval, (i) a grant to holders of outstanding Options or Stock Appreciation Rights, in exchange for the surrender and cancellation of such Options or Stock Appreciation Rights, (x) new Options or Stock Appreciation Rights having exercise or grant prices lower than the exercise or grant price provided in the Options or Stock Appreciation Rights so surrendered and canceled, or (y) another Award or cash payment with a value that is greater than the intrinsic value (if any) of the canceled Option or Stock Appreciation Right, or (ii) any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

B-12	2021 Proxy Statement

10.3 Term of Awards. The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Phantom Stock or Restricted Stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such Award exceed a period of ten (10) years (or such shorter terms as may be require in respect of an Incentive Stock Option under Section 422 of the Code).
10.4 Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award, or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, that such discretion may not be exercised by the Committee if the exercise of such discretion would result in adverse tax consequences to the Participant under Section 409A of the Code. In the discretion of the Committee, Awards granted pursuant to Article VI or VIII of the Plan may be payable in shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 1.4 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee; provided, however, that no deferral shall be required or permitted by the Committee if such deferral would result in adverse tax consequences to the Participant under Section 409A of the Code. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company.
10.5 Vested and Unvested Awards. After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 7.2(c), for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Participant, (ii) Phantom Stock, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Phantom Stock earned, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the Participant. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, Phantom Stock, Stock Appreciation Rights, Performance Awards or Other Stock-Based Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.
10.6 Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the 1934 Act shall be exempt from Section 16(b) of the 1934 Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the 1934 Act.
10.7 Other Provisions. No grant of any Award shall be construed as limiting any right which the Company, the Advisor or any of their respective Affiliates may have to terminate at any time, with or without cause, the employment of any person to whom such Award has been granted.
10.8 Change of Control. In the event of a Change of Control, the following provisions shall apply.
(a) General. Unless otherwise provided in the Award, in connection with a Change of Control, the Board shall have the authority in its sole discretion to take any one or more of the following actions with respect to the Awards:
(i) the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock;
(ii)  the Board may terminate the Plan;

2021 Proxy Statement B-13

(iii) the Board may terminate and cancel all outstanding unvested or unexercised Awards as of the date of the Change of Control on such terms and conditions as it deems appropriate;
(iv) in the event that the acquirer refuses to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock, the Board may accelerate vesting of all Awards and, with respect to Options and Stock Appreciation Rights, the time at which all Options and Stock Appreciation Rights then outstanding may be exercised or paid so that all Awards may be fully vested and exercised or paid in full for a limited period of time on or before a specified date fixed by the Board or the Committee, after which specified date all unexercised Awards, if any, and all rights of the Participants thereunder shall terminate, or the Board or the Committee may accelerate vesting or payment and the time at which such Awards may be exercised or paid so that such Awards may be exercised or paid in full for their then remaining term; and
(v) in the event that the acquirer refuses to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock, the Board may waive, alter and/or amend the performance goals and other restrictions and conditions of Awards then outstanding, with the result that the affected Awards may be deemed vested, and the Restricted Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change of Control or such other date as may be determined by the Board.
Notwithstanding the above provisions of this Section 10.8(a), the Board shall not be required to take any action described in the preceding provisions of this Section 10.8(a), and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 10.8(a) shall be final, binding and conclusive with respect to the Company and all other interested persons.
(b) Right to Cash-Out. In the event that the acquirer refuses to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock, the Board shall, in connection with a Change of Control, have the right to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the Cash Value (as defined below) of the Awards. Such right shall be exercised by written notice to all affected Participants. The amount payable to each Participant by the Company shall be in cash or by certified check paid within five (5) days following the transfer and delivery of such Award (but in no event later than fifty (50) days following the date of the Change of Control) and shall be reduced by any taxes required to be withheld. “Cash Value” of an Award means the sum of (i) in the case of any Award which is not an Option or an Award of Restricted Stock, the value of all benefits to which the Participant would be entitled as if the Award were vested and settled or exercised and (ii) (A) in the case of any Award that is an Option, the excess of the FMV Per Share over the exercise price or (B) in the case of an Award of Restricted Stock, the FMV Per Share of Restricted Stock, multiplied by the number of shares subject to such Award, all as determined by the Board as of the date of the Change of Control or such other date as may be determined by the Board.
10.9 Ownership Limit. Notwithstanding any provision of the Plan or the terms of any Awards, the Company shall not be required to, and shall not, issue any Awards hereunder if such issuance would cause the Company to violate the Ownership Limits set forth in its Articles of Amendment and Restatement. As used herein and in the Company’s Articles of Amendment and Restatement, the term “Ownership Limit” means (i) with respect to any class or series shares of Common Stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Common Stock of the Company and (ii) with respect to any class or series of shares of preferred stock or other stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of preferred stock or other stock of the Company.
10.10 Minimum Vesting. Notwithstanding anything to the contrary contained herein, no Option, Purchased Stock, Bonus Stock, Stock Appreciation Right, Phantom Stock, Restricted Stock, or Other Stock-Based Award that vests based on continued employment or the passage of time shall vest in less than one year from the date the Award is made, other than upon the death or Disability of the Participant or in the case of termination without cause or for good reason, or a termination following a Change of Control, in each case as specified in the document or instrument evidencing the Award granted hereunder. The performance period for any such Award that vests based in whole or in part on performance shall be at least one year. Notwithstanding the foregoing, up to five percent (5%) of the shares authorized under the Plan and any shares issued pursuant to an Award granted to a Non-Employee Director may be issued pursuant to the vesting of Awards over less than a one-year period.

B-14	2021 Proxy Statement

10.11 Equity Retention Requirement. Notwithstanding any provision of the Plan or the terms of any Awards, each member of the Board and each executive officer is required to retain at least 50% of the after-tax shares received in connection with any Awards granted under the Plan after August 3, 2016 until such time that such director or executive officer has met his or her required ownership level as described in the Corporate Governance Guidelines of the Company. For purposes of this Article X, Section 10.10, “executive officers” include the CEO, the President, the Chief Financial Officer, the Chief Accounting Officer, the Chief Operating Officer, the Executive Vice President of Asset Management and the Chief Strategy Officer.
ARTICLE XI
WITHHOLDING FOR TAXES
Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.
Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.
ARTICLE XII
MISCELLANEOUS
12.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.
12.2 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Advisor or any of their respective Affiliates. Further, the Company, the Advisor or any of their respective Affiliates may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.
12.3 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Maryland, without regard to any principles of conflicts of law.
12.4 Severability. If any provision of the Plan or any Award is, becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
12.5 Other Laws. The Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.
12.6 Stockholder Agreements. The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ agreement in such form as approved from time to time by the Board.
12.7 No Guarantee of Tax Consequences. Each Participant shall be solely responsible for and liable for any tax consequences (including but not limited to any interest or penalties) as a result of his or her participation in the

2021 Proxy Statement B-15

Plan. None of the Board, the Company or the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder and assumes no liability whatsoever for the tax consequences to the Participants.
12.8 Compliance with Section 409A of the Code. Certain items of compensation paid pursuant to this Plan are or may be subject to Section 409A of the Code. In such instances, this Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation from service” (as defined under Section 409A of the Code), such payment shall not occur until the date that is six months plus one day from the date of such “separation from service.” In the event that a Participant becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a termination of employment, such termination of employment must also constitute a “separation from service” (as defined under Section 409A of the Code).
12.9 Claw-back Policy. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, the Advisor or any Affiliate, as applicable, including, without limitation, any claw-back policy adopted to comply with the requirements of any federal or state laws and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award agreement.
12.10 Transferability. Awards are generally not transferable by a Participant other than by will or by the laws of descent and distribution. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber an Award in violation of this Section 12.10 shall be wholly ineffective and, if any such attempt is made, the applicable Award will be automatically forfeited by the Participant and all of the Participant’s rights with respect to such Award shall immediately terminate without any payment or consideration by the Company or any Affiliate thereof. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C), and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan. The terms of any Award transferred in accordance with the preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in any applicable Award agreement to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s termination of employment or service under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

B-16	2021 Proxy Statement

BRAEMAR HOTELS & RESORTS INC.
ATTN: ROBERT G. HAIMAN
14185 DALLAS PARKWAY
SUITE 1200
DALLAS, TX 75254

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41229-P52936 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRAEMAR HOTELS & RESORTS INC.

The Board of Directors unanimously recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Monty J. Bennett
02) Stefani D. Carter
03) Candace Evans
04) Kenneth H. Fearn, Jr.
05) Curtis B. McWilliams
06) Matthew D. Rinaldi
07) Abteen Vaziri
08) Richard J. Stockton

The Board of Directors unanimously recommends you vote FOR proposal 2.

	For	Against	Abstain
2. To obtain advisory approval of the Company's executive compensation.	☐	☐	☐

The Board of Directors unanimously recommends you vote FOR proposal 3.

	For	Against	Abstain
3. To ratify the appointment of BDO USA, LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2021.	☐	☐	☐

The Board of Directors unanimously recommends that you vote FOR proposal 4.

	For	Against	Abstain
4. To approve an amendment to the Company's Second Amended and Restated 2013 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder.	☐	☐	☐

NOTE: To transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders:
The Notice and Proxy Statement and the 2020 Annual Report are available at www.proxyvote.com.

D41230-P52936

BRAEMAR HOTELS & RESORTS INC.

ANNUAL MEETING OF STOCKHOLDERS - MAY 11, 2021

The undersigned having received notice of the 2021 Annual Meeting of Stockholders of Braemar Hotels & Resorts Inc. (the "Company") and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Mr. Robert G. Haiman and Mr. Deric S. Eubanks (with full power of substitution), as proxies of the undersigned to attend the 2021 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 11, 2021 and any adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE